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                                                                     EXHIBIT 4.9

                          MOTIVEPOWER INDUSTRIES, INC.
                                  SAVINGS PLAN


MotivePower Industries, Inc. adopts the MotivePower Industries, Inc. Savings Plan upon the following terms and conditions:


                             SECTION 1 - DEFINITIONS

Whenever used in this Plan and capitalized, unless a different meaning is plainly required by the context, the following terms shall have the meanings set forth below:

ACCOUNT

"Account" means the record(s) maintained to record a Participant's, or his Beneficiary's, interest in the Trust Fund. See Section 4.1.

ACCRUED BENEFIT

"Accrued Benefit" means the balance in a Participant's (or Beneficiary's) Accounts on any Valuation Date, plus any Salary Deferrals made by a Participant subsequent to such date and minus any distributions made to the Participant (or Beneficiary) since that date, if any.

ADJUSTMENT

"Adjustment" means, for any Valuation Date, the aggregate earnings, realized or unrealized appreciation, losses, expenses, and realized or unrealized depreciation of the Trust Fund since the immediately preceding Valuation Date. For purposes of such Adjustment, all assets of the Trust Fund shall be valued at their fair market value as of each Valuation Date. The determination of the valuation of assets and the adjustment shall be made by the Trustee and shall be final and binding.

AFFILIATE

"Affiliate" means the Company and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business which is under common control (as defined in Code Section 414(c)) with the Company; any organization which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

AFFILIATED COMPANY

"Affiliated Company" means any corporation and any other entity that wishes to adopt this Plan. See Section 14.6 for provisions relating to an Affiliated Company's adoption of the Plan.

ANNIVERSARY DATE

"Anniversary Date" means the last day of any Plan Year.



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BASIC EMPLOYER CONTRIBUTION ACCOUNT

"Basic Employer Contribution Account" means an Account (as described under
Section 4.l(e)) established on a Participant's behalf, in which the Employer's contributions allocated on behalf of such Participant, plus Adjustments thereon are recorded.

BENEFICIARY

"Beneficiary" means any person (or persons) actually entitled, as provided in
Section 7 hereof, to receive benefits by reason of the death of a Participant. Whenever the rights of a Participant are stated or limited herein, his Beneficiary(s) shall be bound by such statement or limitation.

BOARD

"Board" means the Board of Directors of MotivePower Industries, Inc.

BREAK IN SERVICE

"Break In Service" means a Plan Year in which the Employee is credited with five hundred (500) or fewer Hours of Service with the Company or an Affiliated Company.

CODE

"Code" means the Internal Revenue Code of 1986, as amended, or any similar statute enacted in lieu thereof

COMMITTEE

"Committee" means the Committee appointed and acting in accordance with the terms of Section 8.

COMPANY

"Company" means: MotivePower Industries, Inc.

COMPANY STOCK

"Company Stock" means the voting common stock of the Company. The Company Stock is intended to constitute "Qualifying Employer Securities" as defined in ERISA
Section 407(d)(5). It is hereby expressly provided that the Plan may acquire and hold Qualifying Employer Securities.

COMPANY STOCK FUND

"Company Stock Fund" means the portion of a Participant's Account which is invested in Company Stock as described in Section 4.3(b).

COMPENSATION

"Compensation" means:

(a) In General: Except as modified in subsection (b) below, the total of all amounts described under (1) paid to or awarded by the Employer to an Employee during a Plan Year for services rendered, excluding any amounts described under
(2), as follows:

         (1)      Amount Paid:

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                  (A)      Weekly or monthly base salary or wages;
                  (B)      Commissions and overtime payments;
                  (C) U.S. Domestic cash bonus payments (other than bonuses described in (2) below);
                  (D) Salary Deferrals made by the Participant under this Plan; and
                  (E) Elective contributions made by the Participant to a plan described in Section 125 of the Code and sponsored by the Employer.

         (2)      Amounts Excluded:

                  (A)      Imputed income;
                  (B)      Living allowances;
                  (C)      Tax allowances;
                  (D) Other special allowances (including any completion bonuses);
                  (E)      Overseas differentials;
                  (F)      Other project-oriented differentials;
                  (G) In the case of Participants to whom Section 406 or 407 of the Code applies, any amount not qualifying as "total compensation" within the meaning of Code
                           Section 406 or 407,
                  (H)      Relocation allowances;
                  (I) Salary deferrals made by the Participant under any nonqualified deferred compensation program or plan; and
                  (J)      Project completion and similar bonuses.

(b)      Special Definitions:

Notwithstanding the general definition of Compensation set forth in subsection
(a) above, this Plan shall use a special definition of Compensation for the purposes set forth below:

         (1) See Section 16.1 for the definition of Compensation used for complying with the requirements of Code Section 401(a) (discrimination testing).

         (2) See Section 17.5 for the definition of Compensation used for complying with the requirements of Code Section 414(q) (highly compensated employees).

         (3) See Section 18.3 for the definition of Compensation used for complying with the requirements of Code Section 415 (annual limitations on benefits).

         (4) See Section 15.6 for the definition of Compensation used for complying with the requirements of Code Section 416 (top heavy testing).

(c)      $150,000 Limitation:

Regardless of the definition of Compensation used under this Plan, Compensation shall be limited to $150,000, or such greater amount as may be recognized for increases in the cost of living as determined by the Secretary of the Treasury under Code Section 415.

DISABILITY

"Disability" means the permanent incapacity of a Participant, by reason of physical or mental illness, to perform any duties for the Employer, resulting in termination of his service with the Employer. Disability shall be determined by the Committee in its sole discretion in a uniform and nondiscriminatory manner after consideration of such evidence as it may require, which may include a report of such physician or physicians as it may designate.

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EARNINGS

"Earnings" shall have the same meaning as the term "Compensation" is defined above except that such definition shall be determined without regard to the limitation set forth in subsections (b) and (c).

EFFECTIVE DATE

"Effective Date" means April 1, 1994.

ELIGIBLE EMPLOYEE


"Eligible Employee" means each Employee of the Employer who meets all of the following, requirements:

         (a)      Salaried or Hourly Employee:

                  He is compensated on a salaried or hourly basis and is normally scheduled to work forty (40) hours each week. However, a casual employee or a temporary, employee shall not be eligible to participate in the Plan unless such employee completes a Year of Eligibility Service. A casual employee is any Employee who either (i) is normally scheduled to work less than twenty (20) hours per week or (ii) is not scheduled to work regular hours for an Employer. A temporary employee is any Employee who is scheduled to work less than three (3) months for an Employer.

                  For purposes of this paragraph, a "Year of Eligibility Service" shall mean any 12month period during which the Employee accrues 1,000 Hours of Service, beginning on the Employee's first day of compensated work for an Employer or any following January 1; and further provided that the Year of Eligibility Service shall not accrue until the Employee both accrues 1,000 Hours, of Service and completes the 12-month period during which such 1,000 Hours of Service were earned.

          (b)     United States Citizen or Resident:

                  He is included under one of the categories described in (1),
                  (2) or (3), as follows:

                  (1)      he is a citizen of the United States of America;

                  (2) he was lawfully admitted to the United States of America for permanent residence under valid immigrant visa or as a special immigrant, and he has not given up or lost such immigration status even though he may be working outside of the United States; or

                  (3) he resides in and is rendering services as described under Subsection (a) above within the United States of America.

         (c)      Non-Union Employee:

                  His conditions of employment are not covered under the terms of a collective bargaining agreement in which retirement benefits were the subject of good faith bargaining, unless such agreement specifically provides for coverage of the bargaining unit members under this Plan.

         (d)      Leased Employee:

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                  He is not a "leased employee" providing services to the
                  Employer within the meaning of Section 414(n) of the Code."

EMPLOYEE

"Employee" means any person receiving Compensation for services rendered to the Employer, excluding the following:

(a)      Director:

         Any person serving as a director only; or

(b)      Independent Contractor:

         Any person who is an independent contractor and/or for whom the Employer is not required to make Social Security contributions.

Notwithstanding the foregoing, "Employee" shall include any individual who is a "leased employee" providing services to the Employer within the meaning of
Section 414(n) of the Code. However, if such "leased employees" constitute less than 20 percent of the Employer's combined non-highly compensated workforce, within the meaning of Code Section 414(n)(1)(C)(ii), the term "Employee" shall not include leased employees covered by a plan described in Code Section 414(n)(5).

EMPLOYEE DIRECTED COMPANY CONTRIBUTION

"Employee Directed Company Contribution" means the Contribution described in
Section 3.1(d).

EMPLOYEE DIRECTED COMPANY CONTRIBUTION ACCOUNT

"Employee Directed Company Contribution Account" means an Account (as described under Section 4.1(f) established on a Participant's behalf, in which the Employer's contributions allocated on behalf of such Participant, plus Adjustments thereon are recorded.

EMPLOYER

"Employer" means collectively the Company and all Affiliated Companies that have adopted and continue to participate in the Plan.

EMPLOYER CONTRIBUTIONS

"Employer Contributions" means the Employer Matching Contribution, Basic Employer Contribution, Employee Directed Company Contribution, or Qualified Nonelective Contribution.

EMPLOYER MATCHING CONTRIBUTION

"Employer Matching Contribution" means the contribution described in Section 3.1(a).

EMPLOYER MATCHING CONTRIBUTION ACCOUNT

"Employer Matching Contribution Account" means an Account (as described under
Section 4.1 (b)) established on a Participant's behalf, in which the Employer's Matching Contributions and Forfeitures allocated on behalf of such Participant, plus Adjustments thereon are recorded.

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EMPLOYER NONELECTIVE CONTRIBUTION

"Employer Nonelective Contribution" means the contribution described in Section 3.1(b).

ENTRY DATE

"Entry Date" means the first day of each pay period and any other date as the Committee, in its discretion, shall determine.

ERISA

"ERISA" means the Employee Retirement Income Security Act of 1974, and amendments thereto.

FORFEITURE

"Forfeiture" means any portion of the Employer Matching Contribution Account, Employee Directed Company Contribution Account or other Account of a Participant which he loses as determined under Section 5.2.

HOUR OF SERVICE

"Hour of Service" means, and each Employee will be credited with, an Hour of Service as follows:

(a) Employees for Whom Hourly Services Records Maintained: For each Employee for whom the Employer maintains an hourly service record,

         (1) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

         (2) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Employer for reasons (such as vacation, sickness, or Disability) other than for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which such hours accrued; and

         (3) Each hour for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

(b)      Other Employees:

         For each Employee for whom the Employer does not maintain an hourly service record, the Employee shall be credited with forty-five (45) Hours of Service for each week during which the Employee would have otherwise been credited with at least one Hour of Service under Subsection (a) above.

(c)      Military Service:

         For each Employee in the compulsory or wartime military service of the United States, the Employee shall be credited with his normally scheduled Hours of Service for each week of such military service, provided that he returns to the employ of the Employer within the period provided by law after completing such compulsory or wartime service (unless failure to return is caused by his death or Disability).

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(d)      Department of Labor Regulations:

         For each Employee, the number of his Hours of Service and the Plan Year or other computation period to which they are to be credited shall be determined in accordance with Section 2530.200b-2 (b) and (c) of the Department of Labor Regulations for Minimum Standards for Employee Pension Benefit Plans, which section is hereby incorporated by reference into this Plan.

(e)      Morrison Knudsen Corporation:

         For each Employee who was an employee of Morrison Knudsen Corporation immediately preceding his employment with MotivePower Industries, Inc., the Employee shall be credited for the initial Plan Year with Hours of Service under this Plan in an equivalent number of hours for which he was credited under either the Morrison Knudsen Corporation Savings Plan or Morrison Knudsen Corporation Money Purchase Pension Plan for the period beginning January 1, 1994 and ending on the Effective Date.

(f)      No Duplication of Hours:

         The same Hours of Service shall not be credited more than once under the definition of Hours of Service.

INVESTMENT FUND OR FUND

"Investment Fund" or "Fund" means the investment fund(s) established as described in Section 4.3(a).

LEAVE OF ABSENCE

"Leave of Absence" means a period of time designated as a Leave of Absence and granted in accordance with rules adopted by the Committee.

NORMAL RETIREMENT DATE

"Normal Retirement Date" means a Participant's sixty-fifth (65th) birthday, or the date he has attained age fifty-five (55) and been credited with ten (10) Years of Service.

PARTICIPANT

"Participant" means any Eligible Employee who has become a Participant in the Plan under the provisions of Section 2. "Inactive Participant" means a Participant who remains an Employee but ceases to be an Eligible Employee or who is granted an authorized Leave of Absence. "Former Participant" means any former Employee who is entitled to receive a distribution from the Trust. An individual's status as a Former Participant shall cease as of the date the individual ceases to have any balance in his Accounts and is not an Inactive Participant. Except with respect to the allocation of Employer Contributions, Forfeitures and Trust Fund income (loss), and the right to make Salary Deferrals under the Plan, the term "Participant" shall include "Inactive Participant" and "Former Participant".

PLAN

"Plan" means the MotivePower Industries, Inc. Savings Plan, as described herein, and all subsequent amendments hereto.

PLAN YEAR OR LIMITATION YEAR

"Plan Year" or "Limitation Year" means the period beginning on January 1 and ending on December 31. However, the initial Plan Year shall begin on the Effective Date and end on December 31, 1994.

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TRANSFER ACCOUNT

"Prior Employer Account" means an Account (as described under Section 4.1(g)) in which assets are transferred directly from the trustee of another qualified retirement plan (under Code Section 401(a)) to the Trustee of this Plan and which are not separately allocated to an existing Account under this Plan and where Adjustments thereon are recorded. See Section 3.7(b).

QUALIFIED NONELECTIVE CONTRIBUTION

"Qualified Nonelective Contribution" means the contribution described in Section 3.1(c).

QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT

"Qualified Nonelective Contribution Account" means an Account (as described under Section 4.1(c) established on a Participant's behalf, in which the Employer's contribution allocated on behalf of such Participant, plus Adjustments thereon are recorded.

SALARY DEFERRAL

"Salary Deferral" means an amount which a Participant elects to defer by payroll withholding from his current Compensation, which amount is contributed to the Plan by the Employer and allocated to his Salary Deferral Account, as described in Section 3.3.

SALARY DEFERRAL ACCOUNT

"Salary Deferral Account" means the Account (as described in Section 4.1(a)) established on a Participant's behalf to hold his Salary Deferrals, plus Adjustments thereon.

SEPARATION FROM SERVICE DATE

"Separation from Service Date" means the date a Participant terminates his employment with the Employer, as determined under the Employer's personnel policy.

SPOUSAL CONSENT

"Spousal Consent" means the written consent of the Participant's spouse to an election or Beneficiary designation by the Participant, which consent shall acknowledge the effect of such an election of Beneficiary designation and shall be witnessed by a notary public, provided that written consent to an election or Beneficiary designation shall not be required if it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, or the spouse cannot be located, or such other circumstances exist as may be prescribed by applicable regulation. A Beneficiary designation to which a spouse has consented may not be changed by the Participant without Spousal Consent, unless the spouse's consent expressly permits new Beneficiary designations by the Participant without any further consent of the spouse. Any written Spousal Consent, or establishment that such consent cannot obtained, shall be effective with respect to such spouse.

SPOUSE

"Spouse" shall mean the person who was married to the Participant (in a civil or religious ceremony recognized under the laws of the state where the marriage was contracted) immediately prior to the date on which payments to the Participant from the Plan begin. If the Participant dies prior to the commencement of benefits, Spouse shall mean a person who is married to a Participant (as defined in the immediately preceding sentence) on the date of the



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Participant's death. A Participant shall not be considered married to another person as a result of any common law marriage whether or not such common law marriage is recognized by applicable state law.

TRUST

"Trust" means the legal entity created under the Trust Agreement to hold the Trust Fund.

TRUST AGREEMENT

"Trust Agreement" means the separate agreement entered into by MotivePower Industries, Inc. and the Trustee for the purpose of holding the Trust Fund.

TRUST FUND

"Trust Fund" means all monies, securities and assets held by the Trustee for the benefit of Participants and Beneficiaries.

TRUSTEE

"Trustee" means the Trustee appointed by the Board or the Committee under the Trust Agreement and any duly appointed successor(s).

VALUATION DATE

It is intended that the assets of the Plan will be invested in daily valued Investment Funds or in Company Stock which is a publicly traded security. Accordingly, the term "Valuation Date" shall mean each day of the calendar year during which the Trustee determines the fair market value of the assets held in the Investment Funds or the Company Stock Fund.

VOLUNTARY AFTER-TAX CONTRIBUTION

"Voluntary After-Tax Contributions" were permitted under the Morrison Knudsen Corporation Savings Plan but are not permitted under this Plan. Nevertheless, Voluntary After-Tax Contributions transferred to this Plan from the Morrison Knudsen Corporation Savings Plan shall be held in the Voluntary After-Tax Contribution Account.

VOLUNTARY AFTER-TAX CONTRIBUTION ACCOUNT

"Voluntary After-Tax Contribution Account" means the Account established on a Participant's behalf to hold his Voluntary After-Tax Contributions transferred from the Morrison Knudsen Corporation Savings Plan to this Plan plus Adjustments thereon.

YEAR OF SERVICE

"Year of Service" means the total of (a) and (b), as follows:

(a)      Service On or After the Effective Date:

         The number of Plan Years, commencing on or after the Effective Date, in which an Employee has been credited with one thousand (1,000) or more Hours of Service. For the initial Plan Year, Hours of Service shall include an Employee's employment with Morrison Knudsen Corporation during 1994 (see definition of: "Hour of Service" above).


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(b)      Service Prior to January 1, 1994:

         For the period prior to January 1, 1994, an Employee shall be credited with Years of Service under this Plan in an amount equal to the greater whole number of Years of Service with which he was credited as of December 31, 1993 under either (but not both) the Morrison Knudsen Corporation Savings Plan or the Morrison Knudsen Corporation Money Purchase Pension Plan.


                            SECTION 2 - PARTICIPATION

2.1      CONTINUATION OF EXISTING PARTICIPATION

Each Eligible Employee as of the Effective Date who was a participant in either the Morrison Knudsen Corporation Savings Plan or the Morrison Knudsen Corporation Money Purchase Pension Plan on the day immediately preceding the Effective Date, shall become a Participant on the Effective Date.

2.2      ELIGIBILITY OF OTHER PARTICIPANTS

Each other Employee shall become a Participant on the Entry Date coincident with or next following the date he first becomes an Eligible Employee.

2.3      LOSS OF ACTIVE PARTICIPANT STATUS

(a)      Inactive Participant:

         An Employee who loses his status as an Eligible Employee, but remains an Employee of the Employer, shall become an Inactive Participant. During such periods as an Employee is an Inactive Participant, his Accounts shall not be credited with any Employer Contribution, Salary Deferral or Forfeiture. However, his Accounts shall continue to share in any Adjustment until the Valuation Date coincident with or next preceding the date he receives distribution of his Account balances and he shall continue to vest in his Employer Matching Contribution Account balance and Employee Directed Company Contribution in accordance with
         Section 5.1(b)(2).

(b)      Former Participant:

         A former Employee will cease to be an active Participant in the Plan upon his retirement, death, Disability or other termination of service with the Employer and will, thereafter, become a Former Participant until such time as he is paid from the Trust, under the provisions of
         Section 5, the Plan benefit to which he is entitled. An individual's status as a Former Participant shall cease as of the date the individual ceases to have any balance in his Accounts and is not an Inactive Participant. A Former Participant shall not be credited with any Employer Contribution, Salary Deferral or Forfeiture. However, his Accounts shall continue to share in any Adjustment until the Valuation Date coincident with or next preceding the date he receives distribution of his Account balances.

2.4      REHIRE OF FORMER EMPLOYEE

Each Employee who terminates employment with the Employer or otherwise loses the status of Eligible Employee and, thereafter, again becomes an Eligible Employee, shall, upon subsequent rehire or return to the status of Eligible Employee, become an active Participant as of the Entry Date coincident with or next following the date that he reattains the status of Eligible Employee.



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                            SECTION 3 - CONTRIBUTIONS

3.1      EMPLOYER CONTRIBUTIONS

(a)      Employer Matching Contribution:

         "Subject to Section 3.1(e) and (f) and Section 3.9, for each Plan
         Year (or shorter time period as determined by the Committee) the Employer shall contribute on behalf of each Participant a matching contribution equal to fifty percent (50%) of the employee's pre-tax contribution up to a maximum total of 3% per employee. The Matching Contribution will be made in the form of Company stock effective as of January 9, 1998."

(b)      Basic Employer Contributions:

         Subject to Sections 3.1(e) and (f) below and Section 3.9 below, for each Plan Year (or shorter time period as determined by the Committee) the Employer shall contribute on behalf of each Participant an amount equal to two percent (2%) of the Compensation earned by each such Participant during the applicable time period.

(c)      Qualified Nonelective Contributions:

         In the sole discretion of the Employer, an additional Employer Contribution may be made to the Plan which shall be known as a "Qualified Nonelective Contribution." Such contribution shall be made in order to satisfy the requirements of Section 16 (nondiscrimination tests), and shall be credited to the Qualified Nonelective Contribution Accounts of those Non-highly Compensated Employees selected by the Committee at the time such Qualified Nonelective Contribution is made, or as soon thereafter as possible.

(d)      Employee Directed Company Contribution:

         Employee Directed Company Contributions are contributions made by an Employer on behalf of an hourly employee (See Section 3.9 and Appendix
         A). Contributions made by the Employer pursuant to this Section 3.1(d) shall be credited to a Participant's Employee Directed Company Contribution Account.

(e)      Allocation of Contributions Among Employers:

         Each Employer is responsible to make any applicable Contribution on behalf of its own Eligible Employees. Accordingly, no Employer is required to make an Employer Contribution with respect to an Eligible Employee's employment with another Employer.

(f)      Limitation:

         The Employer Contributions for a Plan Year, together with Salary Deferrals, shall not exceed in total the maximum amount deductible under the provisions of Section 404(a) of the Code. All contributions to this Plan are expressly conditioned on the deductibility of such contributions under Code Section 404.

3.2      TIMING OF EMPLOYER CONTRIBUTIONS

Employer Matching Contributions shall be delivered to the Trustee on or before the date prescribed by the Code for filing the Employer's federal income tax return, including authorized extensions. Qualified Nonelective Contributions shall be delivered to the Trustee on or before the last day of the twelfth month following the close of the Plan Year to which the contribution relates.


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3.3      SALARY DEFERRALS

Commencing on the Effective Date, and as of each subsequent Entry Date or other date as of which an Employee becomes eligible to participate in the Plan, such Participant may elect, subject to the right of the Committee to establish uniform and nondiscriminatory rules and, from time to time, to modify or change such rules governing the manner and method by which Salary Deferrals shall be made and the amount of such salary Deferrals, to reduce his Earnings by a deferral percentage, which amount the Employer shall then contribute to the Trust and allocate to his Salary Deferral Account in accordance with the following provisions:

(a)      Election to Participate:

         Each Participant shall have the opportunity to elect, or to change a prior election, or to defer a percentage of his Earnings, subject to the limitations described in Section 3.3(c) by entering into a written agreement authorizing regular Salary Deferrals, or changes thereto. Such written agreement shall become effective as soon as practicable after such agreement has been delivered by such Participant to the Company.

(b)      Cessation of Salary Deferrals:

         Notwithstanding the provisions of Section 3.3(a) above, a Participant may direct the Employer to cease withholding Salary Deferrals as soon as practicable after written notice to such effect has been delivered by such Participant to the Employer.

(c)      Amount of Salary Deferrals:

         With respect to Salary Deferrals, a Participant shall be entitled, subject to the right of the Committee to change such limitation on a nondiscriminatory basis, to elect to defer up to fifteen percent (15%) of his Earnings for the Plan Year. For any calendar year, the Salary Deferrals of each Participant for such calendar year shall not exceed the limitations of Code Section 402(g) applicable to such calendar year ($9,240 in 1994).

3.4      TIMING OF SALARY DEFERRALS

The Employer's contribution to the Trust for a Plan Year consisting of Salary Deferrals shall generally be made on a payroll period basis, within thirty (30) days after the end of each payroll period, but in no event later than ninety
(90) days after the end of such payroll period.

3.5      ADJUSTMENT OF SALARY DEFERRALS

In order to satisfy the provisions of Section 16 (nondiscrimination rules) and
Section 18 (Code Section 415), the Committee may from time to time either temporarily suspend the Salary Deferrals of all or certain designated Highly Compensated Employees or reduce the maximum permissible Salary Deferral that may be made to the Plan by all or certain Highly Compensated Employees.

3.6      RETURN OF EMPLOYER CONTRIBUTIONS AND SALARY DEFERRALS TO THE EMPLOYER

Upon an Employer's request and to the extent permitted by the Code and other applicable laws and regulations thereunder, a contribution which was made by a mistake in fact, or conditioned upon the deductibility of the contribution under
Section 404 of the Code shall be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed) whichever is applicable.

3.7      ROLLOVERS AND TRANSFERS

(a)      Rollovers:



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         Amounts which an Eligible Employee has received from a qualified plan may, subject to the Committee's approval and in accordance with uniform, nondiscriminatory procedures designed to protect the qualification and the integrity of the administrative design of the Plan, be rolled over by an Eligible Employee as a nontaxable rollover contribution to this Plan in cash, provided the following conditions are satisfied:

                  (1) Amounts that have previously been distributed to the Eligible Employee from the plan making the distribution shall be credited to the Eligible Employee's Rollover Account in this Plan and shall be fully vested and nonforfeitable at all times.

                  (2) The amounts tendered to the Committee must have previously been received by the Eligible Employee as a qualified total distribution described in Code
                           Section 402(a)(5) and must be transferred following a distribution from:

                           (A)      A plan qualified under Code Section 401(a);
                                    or

                           (B) A rollover or conduit individual retirement account or annuity which has received a rollover contribution described in Code
                                    Section 408(d)(3)(A)(ii);

                  (3) The amounts tendered must not include nondeductible employee contributions to a qualified plan by an Eligible Employee or amounts attributable to:

                           (A) Contributions to an individual retirement account or annuity that are deductible under Code Section 219; or

                           (B)      Accumulated deductible employee
                                    contributions described in Code Section
                                    72(o)(5)(B).

                  (4) The transfer to this Plan of a rollover contribution will be accepted only if the Eligible Employee presents to the Committee the Internal Revenue Service Form 1099, or equivalent, and the original. and any other distribution checks, or copies thereof, and/or such other evidence as the Committee may require to verify the nature of the amount and ensure that its receipt will not adversely affect the qualified status of this Plan.

                  (5) Amounts must be received by the Plan not later than 60 days after a qualifying distribution was received by the Eligible Employee.

                  (6) An Eligible Employee who makes a rollover when he is not otherwise a Participant shall be treated as a Participant solely for purposes of implementing Plan provisions related to rollovers.

                  (7) A rollover contribution is not eligible for an Employer Contribution under this or any other plan.

                  (8) Upon approval by the Committee, rollover amounts shall be transmitted to the Trustee, to be invested in such Investment Funds as the Eligible Employee may select in accordance with the rules provided elsewhere in this Plan, provided, however, that no Investment Funds containing Company Stock shall be made available for balances in a Participant's Rollover Account unless the Committee has determined that it is permissible to make such Investment Funds available under applicable securities laws.

(b)      Trustee-to-Trustee Transfers:

         Subject to the provisions of Section 11.3 (mergers, consolidations and transfers), the Trustee may receive a transfer of assets from another plan and trust that satisfy the requirements of Code Section 401(a) and 501(a), respectively. Transferred assets shall be referred to as "transfer contributions."

         (1) Transfer contributions (and earnings attributable thereto) of each type (i.e., Salary Deferrals, etc.) shall be credited to that account under the Plan which is established and designed to hold contributions of such type, (i.e., Salary Deferral Account, etc.); and shall be subject to all the rights and restrictions of the type of account (i.e., Salary Deferral Account, etc.) to which they would otherwise have been transferred. If it is not administratively feasible to transfer such amounts into an existing Account, such transfer contributions shall be credited to the Eligible Employee's Prior Employer Account. If amounts are credited to a Participant's Prior Employer Account, the Committee may separate such Account into subaccounts, to the extent appropriate, to distinguish such contributions as to their source of their original contribution (i.e., pre-tax, after-tax, etc.) or to preserve optional forms of benefits (as defined in Code Section 411(d)(6)).

         (2) An Eligible Employee who is credited with transfer contributions prior to the date the Eligible Employee satisfies the Plan's conditions for participation shall be treated as a Participant; provided, however, such Eligible Employee shall not be treated as a Participant for purposes of sharing in Employer Contributions and Forfeitures under the Plan until he actually satisfies the Plan's conditions for participation.

         (3) Plan provisions to the contrary notwithstanding, a transfer contribution is not eligible for Employer Matching Contributions under this or any other plan.

         (4) Upon approval by the Committee, transfer contributions shall be transmitted to the Trustee, to be invested in such Investment Funds as the Eligible Employee may select in accordance with the rules provided elsewhere in this Plan, provided, however, that no Investment Funds containing Company Stock shall be made available for balances in a Participant's Transfer Account unless the Committee has determined that it is permissible to make such Investment Funds available under applicable securities laws.

          (5) Transfers from another plan directly to this Plan shall be permitted only if the transferred assets are acceptable to the Trustee and only if the transfer will not adversely affect the tax qualified status of this Plan. On a nondiscriminating basis, the Trustee may refuse to accept a transfer if the transfer will increase the administrative burdens of the Plan (including the addition of new optional forms of benefit).

         (6) Information about the transferred assets and any limitations or conditions imposed on subaccounts held under the Prior Employer Account shall be specified in an appendix to this Plan. The Committee may amend such appendix without the consent of the Board or of any Employer.

3.8      ADJUSTMENT OF MATCHING CONTRIBUTIONS; SALARY DEFERRALS

If Employer Matching Contributions or Salary Deferrals made to the Plan for any Plan Year would cause the Plan to fail to meet the special nondiscrimination requirements set forth in Section 16 or the contribution limitations set forth in Section 18, then the Committee, at its discretion, may reduce as necessary, any future Employer Matching Contributions under Section 3.1(a) of the Plan or Salary Deferrals under Section 3.3 of the Plan, for some or all of the Highly Compensated Employees for all or part of the remainder of the Plan Year,

3.9      SPECIAL RULE FOR HOURLY EMPLOYEES

Employees who are classified as hourly paid employees ("Hourly Employee") shall not be eligible to receive the Employer Matching Contributions And Basic Employer Contributions set forth in this Section 3. Instead, Hourly Employees shall receive the Employer Contributions set forth in Appendix A to this Plan. Appendix A shall also set forth rules applicable to such Contributions (i.e., vesting of such contributions, identification of accounts to which the contribution is allocated, etc.).

                SECTION 4 - PARTICIPANTS CREDIT IN THE TRUST FUND

4.1      ACCOUNTS

(a)      Salary Deferral Account:

         A Salary Deferral Account shall be opened and maintained by the Committee for each Participant electing to make Salary Deferrals under
         Section 3.3, in which shall be recorded, as of each Valuation Date, the amounts of his Salary Deferrals, Adjustments, distributions, withdrawals and all other information affecting the value of such Account.

(b)      Employer Matching Contribution Account:

         An Employer Matching Contribution Account shall be opened and maintained by the Committee for each Participant on whose behalf Employer Matching Contributions have been made pursuant to Section 3.1
         (a) in which shall be recorded, as of each Valuation Date, the amounts of such Employer Matching Contributions allocated on his behalf under
         Section 4.2, Adjustments, distributions and all other information affecting the value of such Account.

(c)      Qualified Nonelective Contribution Account:

         A Qualified Nonelective Contribution Account shall be opened and maintained by the Committee for each Participant for whom Qualified Nonelective Contributions are made pursuant to Section 16, in which shall be recorded, as of each Valuation Date, the amounts of his Qualified Nonelective Contributions, Adjustments, distributions, withdrawals and all other information affecting the value of such Account.

(d)      Rollover Account:

         A Rollover Account shall be opened and maintained by the Committee for each Participant on whose behalf a rollover contribution has been made under Section 3.7(a), in which shall be recorded, as of each Valuation Date, the amounts of his rollover contributions, Adjustments, distributions, withdrawals and all other information affecting the value of such Account.

(e)      Basic Employer Contribution Account:

         A Basic Employer Contribution Account shall be opened and maintained by the Committee for each Participant for whom Employer contributions are made pursuant to Section 3.1(b), in which shall be recorded, as of each Valuation Date, the amounts of his Basic Employer Contributions, Adjustments, distributions, withdrawals and all other information affecting the value of such Account.

(f)      Employee Directed Company Contribution Account:

         An Employee Directed Company Contribution Account shall be opened and maintained by the Committee for each Participant who is classified as an hourly employee in which shall be recorded, as of each Valuation Date, the amounts of Employee Directed Company Contributions (see
         Section 3.9 and Appendix

         A) allocated on his behalf together with any Adjustments, distributions, withdrawals and all other information affecting the value of such Account.

(g)      Prior Employer Account:

         A Prior Employer Account shall be opened and maintained by the Committee for each Participant on whose behalf a transfer contribution has been made under Section 3.7(b), in which shall be recorded, as of each Valuation Date, the amounts of his transfer contributions, Adjustments, distributions, withdrawals and all other information affecting the value of such Account.

(h)      Voluntary After-Tax Contribution Account:

         A Voluntary After-Tax Contribution Account shall be opened and maintained by the Committee for each Participant who previously made Voluntary After-Tax Contributions under the Morrison Knudsen Corporation Savings Plan and which contributions have been transferred to this Plan pursuant to a transfer contribution described in Section 3.7(b). No Voluntary After-Tax Contributions may be added to this Plan other than by reason of a transfer contribution from the Morrison Knudsen Corporation Savings Plan. This Account shall also record all Adjustments, distributions, withdrawals and other information affecting the value of the Account.

4.2      ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES

(a)      Salary Deferrals:

         The Salary Deferrals made on behalf of each Participant shall be allocated to the Salary Deferral Account of each Participant in the amount of such Participant's Salary Deferral.

(b)      Employer Matching Contributions:

         Employer Matching Contributions made on behalf of a Participant in accordance with Section 3.1 (a) to the Trust Fund shall be allocated to the Employer Matching Contribution Account of each Participant in the amount of such contribution.

(c)      Basic Employer Contributions:

         The Basic Employer Contributions made on behalf of each Participant shall be allocated to the Basic Employer Contribution Account of each Participant. The Committee shall make the allocation to each eligible Participant's Basic Employer Contribution Account in the amount of such contribution.

(d)      Qualified Nonelective Contributions:

         The Qualified Nonelective Contributions made on behalf of a Non-highly Compensated Employee shall be allocated to the Qualified Nonelective Contribution Account of those Non-highly Compensated Employees selected by the Committee at the time such Qualified Nonelective Contribution is made, or as soon thereafter as possible.

(e)      Employee Directed Company Contributions:

         The Employee Directed Company Contributions made on behalf of each hourly paid Participant shall be allocated to the Employee Directed Company Contribution Account of each Participant in the amount of such Employee Directed Company Contribution.

(f)      Forfeitures:

         Any Forfeitures arising under the Plan during the Plan Year shall be used by the Employer to offset the Employer's Matching Contribution or Employee Directed Company Contribution under Appendix A of the Plan next coming due.

4.3      INVESTMENT OF ACCOUNTS

(a)      In General:

         Participants' Accounts shall be held in the Trust Fund and invested, generally at the direction of each Participant, in Investment Funds selected by the Committee for this purpose. The Committee shall have the right to determine, from time to time, the options a Participant shall have with respect to the investment of his Accounts, including percentage increments in which such Accounts may be divided among Investment Funds, the maximum number of Investment Funds in which Accounts may be invested at one time, the times and effective dates of elections by Participants to change investment of such Accounts applicable to both past and future contributions to such Accounts, the frequency as of which Participants may change investment elections, and the Investment Fund(s) in which Accounts will be held in the event an investment election is not made by a Participant.

(b)      Company Stock Fund:

         Company Stock allocated to a Participant's Account shall be held in a Company Stock Fund. Participants' Basic Employer Contribution Accounts shall consist primarily of Company Stock. Participants may not direct the investment of Company Stock held in their Basic Employer Contribution Accounts. However, the Committee may permit Participants to direct the investment of all or a part of their Salary Deferrals, rollover contributions or other Employer Contributions in Company Stock and to subsequently direct the investment of such assets from the Company Stock Fund into an Investment Fund.

4.4      ALLOCATION OF FUND EARNINGS

As of each Valuation Date, the Adjustment for each Investment Fund shall be calculated. The Adjustment for a given Investment Fund shall be allocated among the Accounts of Participants, Inactive Participants and Former Participants invested in such Investment Fund in the proportion that the value of each such Participant's Accounts bears to the total of all such Accounts. Such Valuation shall occur prior to the allocation of Employer Contributions, Salary Deferrals and rollover/transfer contributions but after taking into account all distributions since the prior Valuation Date. Any cash or stock dividend received on shares of Company Stock allocated to a Participant's Account shall be allocated to such Participant's Account. The Adjustment allocable to the Participant's directed investment of his loan shall be the interest payments made by the Participant with respect to such loan since the immediately preceding Valuation Date.

4.5     ACCOUNTING

All accounting for the Trust, other than adjustment of the Accounts to reflect the market value of Trust assets, shall be rendered on a cash basis.

4.6     LIMITATION

Nothing herein contained shall be deemed to give any Participant any interest in any specific property of the Trust Fund or vest in him any right, title or interest in or to any asset of the Trust Fund. Each Participant shall have only the right to receive payment at the time or times and upon the terms and conditions expressly set forth in the Plan.

4.7      FORFEITURE OF BENEFITS WHERE RECIPIENT CANNOT BE LOCATED

(a)      Forfeiture of Benefits:

         Except as provided in Section 4.7(b) below, if a Participant is entitled to receive a benefit under this Plan and such benefit has not been paid for a period of five (5) years from the date such benefit was to commence because the Employer has been unable to locate said Participant or his Beneficiary, the Committee shall declare the benefit to be a Forfeiture and shall allocate it in accordance with Section 4.2(f).

(b)      Subsequent Appearance of Recipient:

         Should a Participant or Beneficiary, whose benefit had been forfeited under the provisions of Section 4.7(a), later be located, the Committee shall immediately direct the Trustee to make payment of benefits to said Participant or his Beneficiary according to the terms of the Plan. The resulting deficiency in the Trust Fund shall be made up in the manner described in Section 5.2(b).


                    SECTION 5 - PARTICIPANTS RIGHT TO PAYMENT

5.1      AMOUNT OF DISTRIBUTION FROM PARTICIPANT'S ACCOUNTS

Payments to or on behalf of a Participant shall be made from the Trust Fund, in accordance with Sections 5.3 and 5.4, in the amounts and upon the events stated below:

(a)      Salary Deferral, Certain Employer Contributions and Rollover Accounts:

         A Participant (or his Beneficiary in the event of his death) who reaches his Separation from Service Date for any reason shall then become a Former Participant and be entitled to receive one hundred percent (100%) of the amount credited to his Salary Deferral, Basic Employer Contribution, Qualified Nonelective Contribution, Voluntary After-Tax Contribution and Rollover Accounts as of the Valuation Date coincident with or next preceding the date he receives distribution of his Account balance(s).

(b) Employer Matching Contribution Account, Employee Directed Employer Account and Prior Employer Account:

         (1)     Retirement, Disability or Death:

                  A Participant who reaches his Separation from Service Date after attaining his Normal Retirement Date, or by reason of Disability or death, shall be entitled (or his Beneficiary shall be entitled in the event of his death) to receive one hundred percent (100%) of the amount credited to his Employer Matching Contribution Account, Employee Directed Employer Account and Prior Employer Account as of the Valuation Date coincident with or immediately preceding the date he receives distribution of his Account balance.

         (2)      Other Termination of Service:

                  A Participant who reaches his Separation from Service Date prior to his Normal Retirement Date (and other than by reason of his Disability or death), and who has completed at least one (1) Year of Service, shall be entitled to his Employer Matching Contribution Account balance as of the Valuation Date coincident with or next preceding the date he receives distribution of his Account balance, multiplied by the vesting percentage determined by reference to the following schedule:

                   Years of Service                Vesting Percentage
                   ----------------                ------------------

                   Less than 1                                 0%
                   1 but less than 2                          20%
                   2 but less than 3                          40%
                   3 but less than 4                          60%
                   4 but less than 5                          80%
                   5 or more                                 100%


         (3) Unless indicated otherwise in Appendix A (with respect to Employee Directed Company Contributions) or in another appendix to the Plan (with respect to Prior Employer Accounts), a Participant who reaches his Separation form Service Date prior to his Normal Retirement Date (and other than by reason of his Disability or death), and who has completed at least one Year of Service, shall be entitled to his Employee Directed Company Contribution Account balance and his Prior Employer Account balance as of the Valuation Date coincident with or next preceding the date he receives distribution of his Account balance multiplied by the vesting percentage determined by reference to the schedule set forth in paragraph (2) above.


(c) If a former Participant is rehired after a Break in Service, such Participant's Years of Service accrued prior to his Break in Service shall not be counted until the Participant has completed a Year of Service following his date of rehire.

(d) In the case of a Participant who has five or more consecutive Breaks in Service, all service after such five-year Break in Service will be disregarded for the purpose of vesting the employer-derived Accrued Benefit before such Break in Service. Such Participant's pre-break service will count in vesting the post-break employer derived Accrued Benefit only if either:

         (i) such Participant has any nonforfeitable interest in the Accrued Benefit attributable to employer contributions at the time of the Participant's Severance from Service Date; or

         (ii) upon returning to employment, the number of consecutive Breaks in Service is less than the number of Years of Service."

5.2      FORFEITURE

When a Participant terminates employment with the Employer, Forfeiture of his Employer Matching Contribution Account, Employee Directed Employer Account and (if applicable) Prior Employer Account shall be in accordance with the following:

(a)      Timing of Forfeiture:

         Where the Participant is entitled to a distribution of less than one hundred percent (100%) of the amount credited to his Employer Matching Contribution Account, Employee Directed Employer Account or Prior Employer Account as described under Section 5.1(b), the nonvested portion of such Former Participant's Accounts shall be forfeited as of the earlier of the date a distribution is made to him of his entire vested balance in his Accounts or the incurrence of six (6) consecutive one (1) year Breaks In Service.

(b)      Rehire Prior to Incurring Six Consecutive One Year Breaks In Service:

         In the event such Former Participant (i.e., a Former Participant who was partially vested in his Employer Matching Contribution Account or other Accounts) is rehired prior to incurring six (6) consecutive one
         (1) year Breaks In Service, the Participant will, if he repays the entire amount of the distribution which he previously received upon termination no later than the earlier of.

         (1) The fifth (5th) anniversary of his return to the employment of the Employer, or

         (2) the close of a period of five (5) consecutive one (1) year Breaks In Service commencing after the date of the distribution, have recredited to a special account ("Special Account"), as of the first day of the Plan Year coinciding with or next preceding his date of repayment, the portion of his Employer Matching Contribution Account, Employee Directed Employer Account and Prior Employer Account balance which he forfeited upon his prior termination from the Employer. The sources for recrediting a prior Forfeiture in a subsequent Plan Year will be, in order of priority:

                  (1) Forfeitures occurring in the Plan Year in which the Special Account is credited; if not sufficient then

                  (2) Contributions made by the Employer for the Plan Year in which the Special Account is credited.

                  In no event may a Participant repay a prior distribution if the Participant was 100% vested in his Accounts at the time of his earlier distribution.

(c)      Rehire After Incurring Six One Year Breaks In Service:

         In the event such Former Participant is not rehired by an Employer prior to incurring six (6) consecutive one (1) year Breaks in Service, the portion of the Employer's Company Matching Contribution Account balance, Employee Directed Employer Account or Prior Employer Account which he forfeited upon his prior termination from the Employer shall be deemed to be a permanent Forfeiture and shall not be recredited to such Participant's Accounts should he subsequently become eligible for participation in the Plan.

5.3      FORM OF DISTRIBUTION

         Distribution of benefits under the Plan shall be made by the Trustee as lump sum cash payments and/or in-kind distributions of MotivePower stock.

5.4      TIMING OF DISTRIBUTION

The Committee shall direct the Trustee to distribute benefits under the Plan as soon as practicable following the Participant's Separation from Service Date, subject to the following:

(a)      Accrued Benefit $5,000 or Less:

         Where a participant's distribution is $5,000 or less, such distribution shall be made to the Participant within one (1) year of his Separation from Service Date.

(b)      Accrued Benefit Greater than $5,000:

         Where a Participant's distribution exceeds $5,000 and the Participant has not yet attained age sixty-five (65), such distribution shall not be made to such Participant prior to his attainment of age sixty-five
         (65)
         unless the Participant consents, in writing (on a form provided by the Committee for this purpose), to an immediate distribution of his Plan benefits, which consent shall be made as specified by the Participant at any time following the Participant's Separation from Service Date. Upon the Committee's receipt of the Participant's consent to a distribution, the Committee shall, as soon as administratively practicable, direct the Trustee to distribute the Participant's benefits under the Plan. The Trustee will then make such distribution as soon as administratively practicable.

(c)      Retirement:

         In no event shall distribution of Accrued Benefit be made later than April 1st of the calendar year following the calendar year in which the Employee attains age seventy and one-half (70-1/2). If the Participant continues to be an Eligible Employee after the last day of the calendar year in which he attains age seventy and one-half (70-1/2), his Accrued Benefit earned for such subsequent Plan Year shall be distributed no later than December 31st of each calendar year following such year.

(d)      Death:

         In the event of the death of a Participant prior to payment of Plan benefits to the Participant:

         (1) if the designated Beneficiary is other than the Participant's spouse, distribution to such Beneficiary shall be made within one (1) year of the Participant's date of death; or

         (2) if the designated Beneficiary is the Participant's spouse, distribution to such Beneficiary shall be made no later than December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2).

5.5      LATEST BENEFIT COMMENCEMENT DATE

Unless otherwise elected by a Participant, the payment of benefits under the Plan shall be made no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(a)      Normal Retirement Date:

         The Participant's Normal Retirement Date;

(b)      Ten Years of Participation:

         The tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(c)      Termination:

         The Participant's Separation from Service Date.

Nevertheless, the Committee will not direct the Trustee to distribute the Participant's vested balance in his Accounts without the Participant's consent unless (i) the vested balance in the Participant's Accounts is $3,500 or less,
(ii) the Former Participant reached age 65, or (iii) the rules of Section 5.4(c) or (d) apply (distributions to Participants age 70-1/2).

5.6      REHIRE OF FORMER PLAN PARTICIPANT

In the event that a Former Participant who is entitled to receive a distribution under the Plan is rehired by an Employer prior to receiving such distribution, the distribution shall be delayed until he again terminates his employment with the Employer. Upon his reemployment, such Employee may again become an active Participant under the provisions of Section 2.4.

5.7      DIRECT ROLLOVER DISTRIBUTIONS

(a)      Direct Rollover Election:

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 5, a distributes may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributes in a direct rollover.

(b)      Definitions:

         (1)      Eligible rollover distribution:

                  An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributes, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributes or the joint lives (or joint life expectancies) of the distributes and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
                  Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)      Eligible retirement plan:

         An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(3)      Distributee:

         A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)      Direct rollover:

         A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c) Waiver of 30-day Notice. If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

         (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (2) the Participant, after receiving the notice, affirmatively elects a distribution.


                  SECTION 6 - IN-SERVICE WITHDRAWALS AND LOANS

6.1      IN SERVICE WITHDRAWALS OF SALARY DEFERRALS

(a)      General Requirements:

         Subject to the approval of the Committee, Participants may withdraw from their Salary Deferral Account balances in accordance with the following:

         (1)      Withdrawal of Salary Deferrals:

                  A Participant may withdraw from his Salary Deferral Account an amount not in excess of those Salary Deferrals and income allowable to such Salary Deferrals credited to his Salary Deferral Account no later than December 31, 1988, plus Salary Deferrals credited to his Salary Deferral Account after December 31, 1988, excluding income allocable to such Salary Deferrals. Withdrawals may be made in accordance with (A) or
                  (B) as follows:

         (A)      Attainment of Age 59-1/2:

                  After a Participant has attained the age of 59-1/2; or

         (B)      Hardship Distributions:

                  On account of Hardship. Hardship shall be determined by the Committee in its sole discretion in a uniform and nondiscriminatory manner. Hardship distributions will be granted to a Participant only if he can demonstrate to the Committee that:

                  (i) he has immediate and heavy financial need as described in Section 6.1(a)(1)(C)(i) below ("deemed hardships"); and

                  (ii) that a distribution from his Salary Deferral Account is necessary to satisfy such need, as described in
                           Section 6.1(a)(1)(C)(ii) below ("deemed necessity").

         (C)      Definitions:

                  (i)      Deemed Hardships:

                           A distribution made on account of any of the following will be deemed to be a distribution on account of an immediate and heavy financial need:

                           (a) medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or his dependents or expenses necessary to provide such medical care of the Participant, his spouse or his dependents; or

                           (b) the purchase (excluding mortgage payments) of a principal residence of the Participant; or

                           (c)      the payment of tuition and related
                                    educational fees for the next twelve months of post-secondary education for the Participant, his spouse, children or dependents; or

                           (d)      the need to prevent eviction of the
                                    Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                           (e) other deemed financial hardships approved by Treasury regulations or other regulatory or judicial authority that are approved by the Committee.

                  (ii)     Deemed Necessity:

                           A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need after the satisfaction of the following requirements by the
                           Participant:

                           (a) The amount requested does not exceed the amount required to satisfy the need enumerated under Section 6.1(a)(1)(C)(i) above.

                           (b) The Participant has obtained all available distributions, and all nontaxable loans, if any, available from this Plan and other plans maintained by the Employer (unless such loan under the Plan would also create a financial hardship.

                           (c) The Participant does not make any Salary Deferrals to his Salary Deferral Account until the first day of a pay period which is at least 12 months after the effective date of such hardship distribution (and only after electing pursuant to normal plan procedures to start making Salary Deferrals), nor employee contributions or elective contributions to any other plan maintained by the Employer for a period of twelve (12) months immediately following the date of hardship distribution.

                           (d) The Participant's Salary Deferrals under this Plan as well as elective contributions (within the meaning of Treasury Regulation 1.401(k)-(l)(g)(4)) made under any other plan maintained by the Employer, if any, at the end of the twelve (12) month period immediately following the date of the hardship distribution under this Plan shall be reduced by the Salary Deferrals credited to his Salary Deferral Account in the calendar year in which occurs his hardship distribution.

         (D)      Facts and Circumstances Hardships:

                  Notwithstanding any other provision in this Section 6.1(a)(1)(B) and (C), the Employer may, at its discretion, adopt nondiscriminatory and objective standards in determining the distribution(s) which will qualify as an immediate and heavy financial need under Section 6.1(a)(1)(B)(i) above, which distribution(s) may be in addition to or in lieu of the deemed hardships described in Section 6.1(a)(1)(C)(i) above.

(b)      Timing of Withdrawals:

         Any withdrawal pursuant to this Section 6.1 will be paid at a time determined by the Committee, which shall generally be as soon as practicable after receipt by the Committee of the withdrawal request and any required supporting documentation.

(c)      Limitation on Withdrawals:

         No Participant shall make more than one withdrawal from his Salary Deferral Account during any twelve (12) month period pursuant to
         Section 6.1(a)(1).

(d)      Penalty for Withdrawals:

         A Participant who elects to make a withdrawal pursuant to Section 6.1(a)(1)(B) shall not be entitled to make any elective contribution to the Plan (e.g., Salary Deferrals) or any other elective or employee contribution to any other qualified or nonqualified plan maintained by the Employer (including deferred compensation plans, stock option plans and stock purchase plans) for at least 12 months following the date of the hardship distribution. However, such Participant may continue to make contributions to a health or welfare plan, including a plan that is part of a Code Section 125 cafeteria plan.

6.2      LOANS

6.2.1 A Participant may submit an application to the Committee to borrow from his or her Salary Deferral Account, Basic Employer Contribution Account and Rollover Account (on such terms and conditions as the Committee shall prescribe) an amount which when added to the outstanding balance of all other loans to the Participant would not exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant from the Plan during the one year period ending on the day before the loan is made, over the outstanding balance of all loans to the Participant from the Plan on the date the loan is made, or (b) 50% of the vested portion of his or her Salary Deferred Account, Basic Employer Contribution Account and Rollover Account as of the Valuation Date on which the Trustee debits the Participant's Salary Deferred Account, Basic Employer Contribution Account or Rollover Account for such loan. In making such loan, the Trustee will first reduce the Participant's Rollover Account until exhausted followed by the Participant's Salary Deferral Account until exhausted and then the Participant's Basic Employer Contribution Account. For purposes of this Section 6.2.1, all loans from qualified plans of the Employer shall be aggregated.

6.2.2 If approved, each such loan shall comply with the following conditions:

(a)      The loan shall be evidenced by a negotiable promissory note.

(b) The rate of interest payable on the unpaid balance of such loan shall be a reasonable rate determined by the Committee.

(c) The loan, by its terms, must require that repayment of principal and interest be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan; provided, however, that if the proceeds of the loan are used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant, the repayment schedule may be for a term in excess of 5 years.

(d) The loan shall be adequately secured and must be secured by the Participant's vested interest in the Salary Deferral Account balance, Basic Employer Contribution Account balance and Rollover Account balance of his or her Accounts.

6.2.3 Principal and interest payments with respect to the loan shall be credited solely to Account from which such loan was made (first to the Participant's Rollover Account, second to the Participant's Salary Deferral Account and third to the Participant's Basic Employer Contribution Account). Amounts credited to the Participant's Rollover Account or Salary Deferral Account will be invested in accordance with the Participant's investment direction in effect at the time of the repayment (or if the Participant does not have a current investment election in force, to the Investment Fund which the Committee determines best preserves principal). Amounts credited to the Participant's Basic Employer Contribution Account shall be invested in Company Stock. Any loss caused by nonpayment or default on a Participant's loan obligations shall be charged solely to that Participant's Rollover Account, Salary Deferral Account and Basic Employer Contribution Account (in the order set forth above).

6.2.4    Anything herein to the contrary notwithstanding:

(a) in the event of a default, foreclosure on the promissory note shall not occur until a distributable event otherwise occurs under this Section 6.

(b) A Participant shall never have more than one loan outstanding at any time; and

(c) Loans shall not be made available to Highly Compensated Employees, as defined in Section 17 of the Plan, in an amount greater than the amount made available to other Employees.

(d) A Participant who requests a loan shall be deemed to have directed the Committee to invest assets held in his Rollover Account, Salary Deferral Account and Basic Employer Contribution Account (as the case may be) by the amount of the loan, and until such loan is repaid, such loan shall be considered a directed investment of the Participant's Account hereunder.

(e) The Committee is authorized and directed to administer the loan program.

(f)      No loan of less than $1,000 will be made.

(g) The Committee may establish such additional guidelines and rules as it deems necessary. Such guidelines and rules shall be set forth in the loan application and the terms specified in such loan application are hereby incorporated by reference in the Plan. The Committee may amend or modify the loan application as it deems necessary to carry out the provisions of this Section 6.2.

(h) Loan proceeds will be distributed as soon as practicable after the Committee approves the loan and after the Participant completes all documentation necessary to make such loan.

6.3      IN SERVICE WITHDRAWALS OF VOLUNTARY AFTER-TAX CONTRIBUTIONS

(a)      In General.

         Under the Morrison Knudsen Corporation Savings Plan, participants were permitted to make Voluntary After-Tax Contributions. Although Participants in this Plan are not permitted to make Voluntary After-Tax Contributions, this Plan will hold Voluntary After-Tax Contributions transferred to this Plan from the Morrison Knudsen Corporation Savings Plan. This Section 6.3 contains special distribution provisions attributable to such transferred Voluntary After-Tax Contributions.

(b)      Withdrawal Right.

         A Participant may withdraw any amount from his Voluntary After-Tax Contribution Account (not to exceed the amount in such Account as of the date of withdrawal). Such withdrawal will be paid at a time determined by the Committee which shall generally be as soon as practicable after receipt by the Committee of the withdrawal request and any required supporting documentation.

(c)      Limitation on Withdrawals:

         A Participant may receive only one withdrawal from his Voluntary After-Tax Contribution Account each calendar quarter.

                     SECTION 7 - DESIGNATION OF BENEFICIARY

7.1      GENERAL

Subject to Section 7.3 below, each Participant may designate in writing, in a form and manner acceptable to the Committee, a Beneficiary or Beneficiaries to receive the benefits payable under the Plan by reason of his death. Also subject to Section 7.3, Participants shall have the right to change such designated Beneficiaries by similar notice filed with the Committee.

7.2      ABSENCE OF PROPER DESIGNATION

Wherever provision is made hereunder for the payment of any death benefit to the Beneficiary of a Participant, and there shall be no properly designated Beneficiary surviving him, such benefit shall be paid to Participant's estate.

7.3      CONSENT OF SPOUSE

In the event a Participant is married and designates an individual other than his spouse as the Beneficiary, Spousal Consent must be on file with the Committee if such Beneficiary designation is to be honored.

                              SECTION 8 - COMMITTEE

8.1      DESIGNATION OF COMMITTEE MEMBERS

The Plan shall be administered by a Committee consisting of not less than three members. The Committee members shall be appointed and shall be removable (with or without cause) at any time by the Board or the Chief Executive Officer of the Company. In the event of removal, resignation, death or retirement of any Committee member, the Board or the Chief Executive Officer of the Company shall appoint a successor. The Board may vest in the remaining Committee members the power and authority to appoint successor members. Committee members may be, but need not be, Participants in the Plan. Committee members may be appointed to succeed themselves.

8.2      TRANSACTION OF COMMITTEE BUSINESS

A majority of the Committee members at the time in office shall constitute a quorum for the transaction of business and all resolutions or other actions taken by the Committee at any meeting at which a quorum shall be present shall be by a simple majority of those present. Resolutions may be adopted or other action taken without a meeting by written consent signed by a majority of the members of the Committee.

8.3      DELEGATION TO ACT IN BEHALF OF COMMITTEE

The Committee may, by written direction signed by a majority of its members, delegate one or more of its members or an agent to act on its behalf; to give notice in writing of any action taken by the Committee; to provide for such bonding of Committee members as they shall deem appropriate; and to contract for legal, accounting, clerical, and other services to carry out this Plan and Trust. The Committee shall notify the Trustee in writing as to the name or names of the member or members authorized to act. The Trustee thereafter shall accept and rely upon any document or written direction executed by those so authorized as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. The costs of such services and expenses of the Committee shall be paid by the Company or, at the written direction of the Committee, by the Trustee from Trust Fund assets first out of Forfeitures and then out of Trust Fund income.

8.4      COMPENSATION OF COMMITTEE MEMBERS

No fee or compensation shall be paid to any Committee member for his services as such. Except as may be required by law, no bond, surety or other security shall be required of any Committee member for the faithful performance of his duties hereunder, nor shall any Committee member be liable or responsible for any action taken in good faith or for the exercise of any power given the Committee or for the acts of other Committee members.

8.5      DISQUALIFICATION OF COMMITTEE MEMBER

No member of the Committee shall participate in any decision of the Committee which involves the payment of benefits to him or in which he has a financial interest other than as a Participant in the Plan. If the entire Committee is disqualified to act by reason of this Section, the Board shall act as the Committee, or appoint temporary members to act as the Committee.

8.6      POWERS AND DUTIES OF COMMITTEE IN ADMINISTERING THE PLAN

The Committee shall have the duty and power of directing the administration of this Plan; of interpreting and construing the rights of Participants and Beneficiaries under the terms of this Plan; of determining the eligibility of Employees to become Participants in accordance with the provisions of this Plan; of determining the rights of Participants and Beneficiaries to benefits hereunder; and of amending, in whole or in part, any or all of the provisions of this Plan; provided, however, that no such amendment shall authorize or permit, at any time prior to the satisfaction of all liabilities in respect to the Participants or Beneficiaries under the Plan, any part of the Trust Fund to be used for or diverted to purposes other than for their exclusive benefit. In addition, the Committee shall have the right to establish and eliminate Investment Funds pursuant to Section 4.3 and to appoint an investment manager pursuant to Section 9.2. The Employer shall furnish the Committee all information and data in the possession of or known to the Employer which the Committee may deem necessary for the performance of the duties or the exercise of the powers of the Committee hereunder, and the Committee may rely, and shall be fully protected in relying, on any information or data so furnished. The decision of the Committee on all matters within its jurisdiction shall be final, binding and conclusive upon the Employer and upon each Participant and Beneficiary and every other person or party interested or concerned therewith.

8.7      POWERS AND DUTIES OF COMMITTEE IN ADMINISTERING THE TRUST FUND

Subject to the provisions of the Plan and Trust Agreement, the Committee shall have the power, at its discretion, to direct the Trustee in writing, from time to time, to invest and reinvest the Trust Fund, without distinction between principal and income, in such property (as herein defined) as the Committee shall deem advisable, if the Trust Agreement so provides. As and wherever used herein, the term "property" shall mean and include real, personal, and mixed property of any and every kind and nature, including but not by way of limitation, bonds, preferred or common stocks, mortgages and interests in any kind of investment trust or common trust fund.

8.8      RESPONSIBILITY FOR DISTRIBUTIONS FROM THE TRUST FUND

The Committee shall have the duty and power to direct the Trustee to make payment or distribution of benefits under this Plan at the time, in the manner and to the person or persons entitled thereto, and the Trustee shall be fully protected in relying upon and acting in accordance with any such direction by the Committee set forth in writing and signed by such person or persons as the Committee may, by resolution, authorize and direct to sign such directions. In making such directions, the Committee shall adhere to the provisions of this Plan and shall not at any time direct that any payment be made which could cause any part of the Trust Fund to be used for or diverted to any purpose other than for the exclusive benefit of Participants and Beneficiaries including payment of the expenses of administration of the Plan and Trust.

8.9      EMPLOYER INFORMATION

To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the Compensation of all Employees and Participants, or their retirement, disability, death, or other cause for termination of service, and such other pertinent information as the Committee may require; and the Committee shall advise the Trustee of such of the foregoing information as may be required hereunder by the Trustee.

8.10     CLAIMS PROCEDURE

(a)      Claims for Plan Benefits:

         Distributions under the Plan will normally be made without a Participant (or Beneficiary) having to file a claim for benefits. However, a Participant (or Beneficiary) who does not receive a distribution to which he believes he is entitled may present a claim to the Committee for any unpaid benefits in accordance with the procedure described in the balance of this Section 8.10.

(b)      Applications for Benefits:

         All applications for benefits under the Plan shall be submitted to the Committee. Applications for benefits must be in writing and must be signed by the Participant, or in the case of a death benefit, by his Beneficiary or legal representative. The Committee reserves the right to require proof of age prior to processing any application. Each application shall be acted upon and approved or disapproved within sixty (60) days following its receipt by the Committee. If special circumstances require an extension of time for processing, the Committee shall send the claimant written notice of the extension prior to the termination of the 60-day period. In no case, however, shall the extension of time delay the Committee's decision on such appeal request beyond one hundred twenty (120) days following receipt of the application for benefits. In the event any application for benefits is denied, in whole or in part, the Committee shall notify the applicant in writing of such denial and of his right to a review by the Committee and shall set forth in a manner calculated to be understood, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

(c)      Denial of Application:

         If the application for benefits is denied in whole or in part, the applicant may appeal to the Committee for a review of the decision by submitting to the Committee, within sixty (60) days after receiving written notice of the denial of his claim, a written statement:

         (1) Requesting a review of the application for benefits by the Committee;

         (2) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

         (3) Setting forth any issues or comments which the applicant deems pertinent to his application.

(d)      Committee Review:

         The Committee shall act upon each application within sixty (60) days after receipt of the applicant's request for review. If special circumstances require an extension of time for processing, the Committee shall send the claimant written notice of the extension prior to the termination of the 60 day period. In no case, however, shall the extension of time delay the Committee's decision on such appeal request beyond one hundred twenty (120) days following receipt of the actual request. The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Employer in connection therewith and may require the Employer or the applicant to submit such additional facts, documents, or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons if supported by any substantial evidence in the record.

 (e)     Written Notice of Final Denial:

         In the event the Committee denies an application in whole or in part, written notice of its decision shall be given to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific reference to the pertinent Plan provisions on which the decision was based.

8.11     PROCEDURE FOR QUALIFIED DOMESTIC RELATIONS ORDERS

(a) Upon receipt of a domestic relations order related to the benefit of a Plan Participant, the Committee shall promptly notify the Participant and proposed alternate payee of its receipt of the order. In addition, the Committee shall adopt nondiscriminatory procedures, in accordance with the requirements of ERISA, to determine whether a domestic relations order received by the Committee is a "qualified domestic relations order" as defined in Section 206(d)(3)(B)(i) of ERISA. A "qualified domestic relations order" shall specify:

         (1)      Name and Address:

                  The name and last known mailing address (if any) of the Participant and each alternate payee covered by the order;

         (2)      Amount of Plan Benefits:

                  The amount or percentage of the Participant's benefits to be paid by the Plan to each such alternate payee, or the manner in which such amount or percentage is to be determined;

         (3)      Payment Period:

                  The number of payments or period to which such order applies; and

         (4)      Applicable Plans(s):

                  Each plan to which it applies.

         In addition, it shall not require the Plan to provide any type or form of benefits or any option not otherwise provided under the Plan; and it shall not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a "qualified domestic relations order."

(b) Plan provisions to the contrary notwithstanding, the alternate payee shall have the right (irrespective of whether the Participant has achieved his or her earliest retirement age, as defined under Section 414(p) of the Code) to elect to commence receiving his/her benefit at the earliest date that is administratively feasible following the determination that the applicable order is a qualified domestic relations order. Provided, however, if prior to such date, benefits from the Plan should become distributable to or for the benefit of

         Participant (or Participant's estate or beneficiary), whether by reason of Participant's death, disability, termination of employment, regular or special retirement, full or partial termination of the Plan or any other cause, then the benefits assigned to alternate payee shall also become immediately distributable to the alternate payee in a form set forth in Section 5.

         Notwithstanding the foregoing, the alternate payee may elect to defer the commencement of benefit distributions to the extent authorized for beneficiaries generally under the applicable terms of the Plan.

8.12     INDEMNIFICATION

The Employer shall indemnify each member of the Committee against all claims, losses, damages, expenses and liabilities arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.


                             SECTION 9 - TRUST FUND

9.1      GENERAL RESPONSIBILITIES OF THE TRUSTEE

All contributions under the Plan will be made into a Trust Fund held by a Trustee appointed by the Company or the Committee under a Trust Agreement entered into between the Company and the Trustee. The Trustee shall invest and hold contributions to the Trust Fund and the income and gains therefrom in accordance with the terms of the Plan and Trust Agreement. Distributions under the Plan will be drawn from the Trust Fund and paid by the Trustee as directed in writing by the Committee.

9.2      APPOINTMENT OF INVESTMENT MANAGER

The Committee, by appropriate action, may appoint an investment manager, as defined in Section 3(38) of ERISA, to direct the investment and management of all or part of the assets of the Trust. A certified copy of any such Committee resolution shall be provided to the Trustee whereupon the investment manager shall be the fiduciary with respect to the investment and management of such designated Trust Fund and the Trustee shall have no responsibility therefor. Any transfer of investment and management to an investment manager may be revoked upon receipt by the Trustee of a notice to that effect by the Company through its Committee.

9.3      RIGHT TO INVEST IN COMPANY STOCK

The Trustee may, without limitation acquire and hold qualifying employer securities and/or qualifying employer real property (as defined under Sections 407(d) and 407(e) of ERISA).

9.4      MASTER TRUST

Trust Fund assets may be held in a master trust, wherein the assets of all participating plans are managed by the same Trustee, and commingled with the assets of other retirement plans qualified under Section 401(a) of the Code maintained by the Employer. However, each plan participating in the master trust shall be administered independently.


                       SECTION 10 - RIGHTS OF PARTICIPANTS

10.1     PARTICIPANTS' RIGHTS TO PLAN BENEFITS

No Participant or Beneficiary shall have any right or claim to benefits under the Plan except in accordance with the provisions of the Plan and then only to the extent that there are funds available therefor in the hands of the Trustee.

10.2     EMPLOYMENT RIGHTS UNDER THE PLAN

Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the services of the Employer.

10.3     ASSIGNMENT OF RIGHTS

The right of any Participant or Beneficiary in any benefit hereunder shall not be subject to alienation or assignment, and no Participant shall assign, transfer, or dispose of such right, nor shall any such right be subjected to attachment, execution, garnishment, sequestration, or other legal or equitable process, unless the assignment of such benefit or right is pursuant to a "qualified domestic relations order" as defined at Section 206(d)(3)(B)(i) of ERISA, as amended by the Retirement Equity Act of 1984, and related regulations.

10.4     INCOMPETENCY

If a Participant or Beneficiary to whom benefits shall be due under the Plan shall be or become incompetent either physically or mentally, in the judgment of the Committee, the Committee shall have the right to determine to whom such benefit shall be paid for the benefit of such Participant or Beneficiary.


                         SECTION 11 - AMENDMENT OF PLAN

11.1     RIGHT TO AMEND PLAN

The Board or Committee may at any time amend, in whole or in part, any or all of the provisions of this Plan; provided, however, that no such amendment shall authorize or permit, at any time prior, to the satisfaction of all liabilities in respect to the Participants or Beneficiaries under the Plan, any part of the Trust Fund to be used for or diverted to purposes other than for their exclusive benefit. Any action taken by the Board or the Committee shall be reflected in writing and executed by any person or persons duly authorized to take such action.

11.2     PROTECTION OF PARTICIPANTS' RIGHTS

(a)      No Decrease of Vested Percentage:

         No amendment of the Plan may decrease the vested percentage of any Participant's Accrued Benefit. If the Plan should be further amended to change its vesting schedule, any Participant with at least three (3) Years of Service may elect to have his vested percentage computed under the Plan without regard to such future amendment. Such election must be made within sixty (60) days after the latest of the following:

         (1)      The date the Plan amendment is adopted,

         (2)      The date the Plan amendment becomes effective, or

         (3) The date the Participant is issued written notice of the Plan amendment by the Employer or Committee.

(b)      No Decrease of Accrued Benefit:

         The Accrued Benefit of any Participant may not be decreased by amendment of this Plan.

11.3    MERGERS, CONSOLIDATIONS AND TRANSFERS

The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless the provisions of such merger, consolidation or transfer satisfy the requirements of Code Section 414(l). The Trustee possesses the specific authority to enter into a merger, consolidation or transfer of assets to or from another plan and trust that satisfy the requirements of Code Section 401(a) and 501(a), respectively.

The Trustee may accept a trustee-to-trustee transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility conditions; provided, however, that such Employee shall be a Participant for all purposes of the Plan except for purposes of sharing in Employer Contributions under Section 3.1 and Participant forfeitures under the Plan until he becomes an actual Participant in the Plan.

For purposes of fulfilling its duties under this Section 11.3, the Trustee shall be directed by the Committee.


                        SECTION 12 - TERMINATION OF PLAN

12.1     GENERAL

The Company established the Plan with the bona fide intention and expectation that it will be able to make its contributions indefinitely, but the Company is not and shall not be under any obligation or liability whatsoever to continue its contributions and may discontinue such contributions or terminate the Plan at any time without any liability whatsoever for such discontinuance or termination. The Plan shall terminate upon the dissolution of the Company unless, upon such dissolution, a successor to the Company elects to continue the Plan.

12.2     NONFORFEITABILITY OF ACCRUED BENEFIT

Upon termination of the Plan, partial termination of the Plan or complete discontinuance of contributions under the Plan, each affected Participant's Accrued Benefit shall immediately vest in full and be nonforfeitable, and the Committee shall revalue the assets of the Trust and the Accounts of each Participant as of the date of termination or discontinuance of contributions, and, after satisfying current obligations of the Plan and setting aside funds for anticipated future obligations of the Plan, shall allocate all unallocated assets to the Accounts of the Participants at the date of termination, in the proportion that the value of the Accounts of each individual Participant bears to the aggregate value of all such Accounts as of such date. The Trustee shall then pay over to each affected Participant, in accordance with the instructions of the Committee, the net value of his Accounts. In the event of such termination, after payment of all expenses, all assets of the Trust shall be used for the exclusive benefit of Participants and their Beneficiaries, as their interests may appear in accordance with the terms of this Plan. In no event, except to provide for the satisfaction of all liabilities under the Plan, may any part of the Trust be used for or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries.

12.3     DISTRIBUTION

Notwithstanding any other provision in this Section 12, distribution of benefits under this Section shall be subject to the following:

(a)      Termination of Plan:

         In the event of a termination of the Plan, distribution of benefits from a Participant's Salary Deferral Account shall be made only if there is no establishment of a successor plan as defined in Section 1.401(k)- 1(d)(3) of the Treasury Regulations under Section 401(k) of the Code and any successor regulations.

(b)      Sale of Assets:

         For Plan Years beginning on or after January 1, 1989, in the event of a sale or other disposition by the Employer of substantially all of the assets used in its trade or business to a company other than an Affiliate, an Employee who continues his employment with the purchasing company shall be entitled to receive a distribution of benefits from his Salary Deferral Account determined as of the date of such sale or other disposition if the requirements of Section 4.101(k)-1(d)(4) of the Treasury Regulations under Section 401(k) of the Code are satisfied with respect to the distribution of benefits.

 (c)     Sale of Interest in a Subsidiary:

         In the event of a sale or other disposition by the Employer of its interest in a subsidiary to a company other than an Affiliated Company, an Employee who continues his employment with the purchasing company shall be entitled to receive a distribution of benefits from his Salary Deferral Account determined as of the date of such sale or other disposition if the requirements of Section 1.401(k)-l(d)(4) of the Treasury Regulations under Section 401(k) of the Code are satisfied with respect to the distribution of benefits.


                  SECTION 13 - FAILURE OF INITIAL QUALIFICATION

13.1     SUBMISSION TO INTERNAL REVENUE SERVICE

The Employer adopts the Plan and related Trust Agreement contingent upon their approval by the Internal Revenue Service. The Company shall cause the Plan and Trust Agreement to be submitted promptly to the Internal Revenue Service for a determination of their status. Until such a determination has been received by the Company from the Internal Revenue Service, a Participant or Beneficiary shall have no vested interest in his Employer Matching Contribution Account and shall not be entitled to any distribution therefrom.

13.2     DETERMINATION THAT PLAN IS NOT QUALIFIED

Upon determination by the Internal Revenue Service that the Plan and Trust Agreement as adopted or amended do not meet the qualification requirements of the Code for the first Plan Year, unless the Company by resolution of its Board causes it to be maintained in force, the Trustee shall terminate the Trust Agreement, liquidate all assets and, after deducting any amounts which are properly due it, return the net balance held under the Trust Agreement to the Employer which, in turn, will return Salary Deferrals to the applicable Participants.

13.3     DETERMINATION THAT PLAN IS QUALIFIED

In the event that the Internal Revenue Service determines that the Plan and Trust Agreement meet the qualification requirements for the year with respect to which it is established, this Section 13 is inoperative and of no effect after such determination.


                SECTION 14 - CONSTRUCTION AND ENFORCEMENT OF PLAN

14.1     GOVERNING LEGAL ENTITY

The Plan shall be construed, administered and enforced according to the laws of the United States and the laws of the State of Idaho, to the extent the latter are not preempted by the former.

14.2     TEXT TO CONTROL

The headings of the sections and subsections are included solely for convenience of reference and, if there is any conflict between such headings and the text of this Plan, the text shall control.

14.3     GENDER

The masculine pronoun wherever used includes the feminine pronoun.

14.4     SEVERABILITY

In the event any provision of this Plan shall be considered illegal or invalid for any reason, said illegality or in validity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

14.5     LIABILITY

All benefits payable under the Plan shall be paid or provided for solely as provided in the Plan and Trust Agreement and the Employer assumes no liability or responsibility therefor.

14.6     ADOPTION OF THE PLAN BY AN AFFILIATED COMPANY

(a) The Committee shall determine which employers shall become Affiliated Companies within the terms of the Plan. In order for the Committee to designate an Employer as an Affiliated Company, the Committee must designate in writing that the business enterprise is an Affiliated Company. The Committee may also specify such terms and conditions pertaining to the adoption of the Plan by the Affiliated Company as the Committee deems appropriate. An Affiliated Company is entitled to adopt the Plan with respect to certain of its Employees, while not adopting the Plan with respect to the remainder of its Employees.

(b) The Plan of the Affiliated Company and of the Company shall be considered a single plan for purposes of Treasury Regulations 1.414(l)-1(b)(1). All assets contributed to the Plan by the Affiliated Company shall be held in a single fund together with the assets contributed by the Company (and with the assets of any other Affiliated Companies); and so long as the Affiliated Company continues to be designated as such, all assets held in such fund shall be available to pay benefits to all Participants and Beneficiaries covered by the Plan irrespective of whether such Employees are employed by the Company or by the Affiliated Company. Nothing contained herein shall be construed to prohibit the separate accounting of assets contributed by the Company and the Affiliated Companies for purposes of cost allocation if directed by the Committee or the holding of Plan assets in more than one Trust Fund with more than one Trustee.

(c) So long as the Affiliated Company's designation as such remains in effect, the Affiliated Company shall be bound by, and subject to all provisions of the Plan and the Trust Agreement. The exclusive authority to amend the Plan and the Trust Agreement shall be vested in the Board or the Committee and no Affiliated Company shall have any right to amend the Plan or the Trust Agreement. Any amendment to the Plan or the Trust Agreement adopted by the Board or Committee shall be binding upon every Affiliated Company without further action by such Affiliated Company.

(d) Each Affiliated Company shall be solely responsible for making an Employer Contribution with respect to its Employees and solely responsible for making any contribution required by Article 14. Furthermore, if an Affiliated Company determines to make a Qualified Nonelective Contribution on behalf of its Employees, such Affiliated Company shall be solely responsible for making such contribution. Neither the Company nor any other Affiliated Company is obligated to make an Employer Contribution on behalf of the Employees of a different Affiliated Company.

(e) The Company and each Affiliated Company which is an Affiliate will be tested on a combined basis to determine whether the Company and such Affiliated Companies satisfy the Average Actual Deferral Percentage Test described in Section 16.3 and the Average Actual Contribution Percentage test described in Section 16-6. An Affiliated Company which is not an Affiliate shall be tested separately from the Company and those Affiliated Companies that are Affiliates for purposes of the ADP test and ACP test described in Article 16.

(f) No Affiliated Company other than the Company shall have the right to terminate the Plan. However, any Affiliated Company may withdraw from the Plan by action of its board of directors provided such action is communicated in writing to the Committee. The withdrawal of an Affiliated Company shall be effective as of the last day of the Plan Year following receipt of the notice of withdrawal (unless the Committee consents to a different effective date). In addition, the Committee may terminate the designation of an Affiliated Company to be effective on such date as the Committee specifies. Any such Affiliated Company which ceases to be an Affiliated Company shall be liable for all cost accrued through the effective date of its withdrawal or termination and any contributions owing as a result of Salary Deferrals by its Employees or any other contribution as provided in paragraphs
         (d) and (e). In the event of the withdrawal or termination of an Affiliated Company as provided in this paragraph, such Affiliated Company shall have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such a transfer is approved by the Committee in its sole discretion.


                           SECTION 15 - TOP HEAVY PLAN

15.1     PRECEDENCE OF SECTION

Anything in this Plan to the contrary notwithstanding, the provisions of this
Section 15 shall supersede and take precedence over any other provisions of the Plan for any Plan Year in which the Plan is determined to be a Top Heavy Plan as determined under Section 15.3.

15.2     DEFINITIONS

For purposes of determining whether the Plan is a Top Heavy Plan for any Plan Year, the following terms, wherever capitalized, shall have the meanings set forth below:

(a)      Determination Date:

         "Determination Date" means the date on which the Plan is tested to determine if it is a Top Heavy Plan, which date shall generally be the last day of the Plan Year preceding the Plan Year for which the determination is being made. However, the first Determination Date shall be December 31, 1994.

(b)      Key Employee:

         "Key Employee" means an Employee of the Employer who, at any time during the Plan Year or the four preceding Plan Years, is or was:

         (1) An officer receiving of the Company receiving Compensation in excess of 50% of the limit described in Code Section 415(b)(1)(A) for the calendar year in which the Plan Year ends;

         (2) One of the ten employees of the Employer owning the largest interests in the Employer and receiving Compensation equal to or greater than the dollar limit described in Code Section 415(c)(1)(A) for the calendar year in which the Plan Year ends and owning (or considered as owning within the meaning of Section 318) both more than a 1/2 percent interest and the largest interests in the Employer;

         (3)      A greater than 5% owner of the Employer;

         (4) A greater than 1% owner of the Employer receiving Compensation in excess of $150,000; or

         (5)      The Beneficiary of a Key Employee.

         The Code Section 415 limits referred to in the preceding sentence shall be the specified dollar limit plus any increases reflecting cost of living adjustments specified by the Secretary of the Treasury.

(c)      Former Key Employee:

"Former Key Employee" means a Participant in the Plan who, at any time during the four (4) preceding Plan Years, was a Key Employee but who is not a Key Employee in the current Plan Year, or who terminated his service with the Employer in one of the four (4) preceding Plan Years and was not a Key Employee in the Plan Year in which he terminated.

(d)      Non-Key Employee:

"Non-Key Employee" means a Participant in the Plan who, at any time during the current Plan Year, is neither a Key Employee nor a Former Key Employee.

(e)      Top Heavy Plan:

"Top Heavy Plan" means a Plan which is determined to be a Top Heavy Plan for a Plan Year, as described in Section 15.3.

15.3     DETERMINATION OF TOP HEAVY PLAN

With respect to any Plan Year, the Plan shall be a Top Heavy Plan if, as of the applicable Determination Date, the aggregate of the Accounts of Key Employees (excluding Former Key Employees) under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Key Employees (excluding Former Key Employees) and all Non-Key Employees under the Plan. In making such determination, distributions made from Accounts during the five (5) year period ending on the Determination Date shall be included and the Accounts of all individuals who were not employed by the Employer during the five (5) year period ending on the Determination Date shall be excluded. In determining if the Plan is a Top Heavy Plan, it shall be aggregated with each other plan of the Employer in the required aggregation group as described below and it may be aggregated with any other plan of the Employer in the permissive aggregation group as described below. Required aggregation group means each qualified plan of the Employer or an Affiliate in which at least one Key Employee participates, and any other qualified plan of the Employer or an Affiliate which enables each such qualified plan to meet the requirements of Section 401(a)(4) and 410 of the Code. Permissive aggregation group means any other plan or plans of the Employer or an Affiliate which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Section 401(a)(4) and 410 of the Code.

15.4     MINIMUM BENEFIT UNDER TOP HEAVY PLAN

(a) With respect to any Plan Year for which the Plan is determined to be a Top Heavy Plan, the contributions allocated to the Accounts of Participants who are Non-Key Employees and who are employed by the Employer on the last day of the Plan. Year shall not be less than the lesser of (i) three percent (3%) of each such Participant's Compensation for the Plan Year, or (ii) the largest percentage of Employer Contributions and Salary Deferrals as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for such Plan Year. Contributions allocated to the Accounts of Participants for purposes of providing the minimum benefit required under this
         Section 15.4 (other than

         Basic Employer Contributions and Qualified Nonelective Contributions) shall not be considered for nondiscrimination test purposes under
         Section 401(k) and 401(m) of the Code, and as set forth in Section 15.

(b) The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the NonKey Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee's failure to complete 1,000 Hours of Service, his failure to make mandatory employee contributions, or his earning compensation less than a stated amount."

15.5     MAXIMUM LIMITATION UNDER TOP HEAVY PLAN

In any Plan Year during which more than 90% of the Participant Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators set forth in the Section 18 of this Plan which limits maximum benefits pursuant to Section 415 of the Code. In any Plan Year during which more than 60% but not more than 90% of the Participant Account balances are attributable to Key Employees, 100% or an equivalent factor shall be substituted for 125% or an equivalent factor in the combined plan fraction denominators unless the Account of each Non-Key Employee participating in the Plan receives an allocation which satisfies Section 15.4 above, except that for this purpose the figure "4%" shall be substituted for "3%" where it appears in Section 15.4.

15.6     DEFINITION OR COMPENSATION

For purposes of this Section 15, the term "Compensation" shall have the same meaning as defined in Section 16.1 except that Compensation for purposes of
Section 15 shall not include Salary Deferrals under this Plan and shall not include salary deferrals under a Code Section 125 Cafeteria Plan.


                    SECTION 16 - SPECIAL DISCRIMINATION RULES

16.1     DEFINITIONS

Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of the Employer Matching Contributions on behalf of the Participant for the Plan Year and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant's Qualified Elective Deferrals, Basic Employer Contributions and Qualified Nonelective Contributions to (ii) the Participant's Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Elective Deferrals, Basic Employer Contributions and Qualified Nonelective Contributions in computing the ACP for a Plan Year. An Employer may elect on an annual basis to count a Participant's Employer Matching Contribution toward satisfying the required minimum contribution under Section 15 (minimum contribution for Non-Key Employees in a top-heavy plan) in lieu of including such contributions in the ACP. If a Participant (as defined below) does not receive an allocation of Employer Contributions or Qualified Elective Deferrals for a Plan Year, such Participant's ACP for the Plan Year shall be zero.

Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of (i) the sum of Salary Deferrals on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-highly Compensated Employee) and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant's Basic Employer Contributions, Qualified Matching Contributions and Qualified Nonelective Contributions to (ii) the Participant's Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Matching Contributions, Basic Employer Contributions and Qualified Nonelective Contributions in computing the ADP for a Plan Year. In the case of a Participant (as defined below) who does not make a Salary Deferral for a Plan Year and is not allocated a Basic Employer Contribution or Qualified Nonelective Contribution for such Plan Year, such Participant's ADP for the Plan Year shall be zero.

Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

Combined ADP and ACP Test shall have the meaning as defined in Section 16.9.

Compensation for purposes of this Section 16 shall be that definition selected by the Committee that satisfies the requirements of Code Sections 414(s) and 401(a)(17). Such definition may change from year to year but must apply uniformly among all Eligible Employees being tested under the Plan for a given Plan Year and among all Employees being tested under any other plan that is aggregated with this Plan during the Plan Year. If no such definition is elected by the Committee, Compensation shall mean the gross annual earnings reported on the Participant's IRS Form W-2 (box 1 or its comparable location as provided on Form W-2 in future years) as required by Code Sections 6041(d) and 6051(a)(3). In addition, Compensation shall include compensation which is not includable in the Participant's IRS Form W-2 (Box 1) by reason of Code Section 402(a)(8) (employee Salary Deferrals under a Code Section 401(k) plan) or Code Section 125 (salary deferrals under a cafeteria plan). Compensation shall not include amounts paid or reimbursed by the Employer for moving expenses if, at the time of the payment of such moving expenses, it is reasonable to believe that the moving expenses will be deductible by the Participant under Code Section 217. Compensation shall be determined by ignoring any income exclusions under Code
Section 3401(a) based on the nature or location of employment. In no event shall more than $150,000 (as adjusted annually pursuant to Code Section 401(a)(17)) in Compensation be taken into account for any Employee.

Employer Matching Contributions. For purposes of this Section 16, an Employer Matching Contribution for a particular Plan Year includes only those contributions that are (i) allocated to the Participant's Account under the Plan as of any date within such Plan Year, (ii) contributed to the Trust no later than the end of the 12-month period following the close of such Plan Year, and
(iii) made on account of such Participant's Salary Deferrals for the Plan Year.

Excess Deferrals shall have that meaning as defined in Section 16.2.

Excess ACP Contributions shall have that meaning as defined in Section 16.8.

Excess ADP Deferrals shall have that meaning as defined in Section 16.5.

Family Member.  See Section 17.

Highly Compensated Employee.  See Section 17.

Maximum Combined Percentage shall have the meaning as defined in Section
16.9(c).

Non-highly Compensated Employee.  See Section 17.

Participant. For purposes of this Section 16, a Participant shall mean any Eligible Employee who (i) is eligible to receive an allocation of an Employer Matching Contribution, even if no Employer Matching Contribution is allocated due to the Eligible Employee's failure to make a required Salary Deferral, (ii) is eligible to make a Salary Deferral, including an Eligible Employee whose right to make Salary Deferral has been suspended because of an election not to participate or a hardship distribution, and (iii) is unable to receive an Employer Matching Contribution or make a Salary Deferral because his Compensation is less than a stated amount.

Salary Deferrals. For purposes of this Section 16, a Salary Deferral is taken into account only if the contribution (i) is allocated to the Participant's Accounts under the terms of the Plan as of any date within the Plan Year, and
(ii) relates to Compensation that would have been received by the Participant during the Plan Year or within 2-1/2 months after the Plan Year but for the deferral election. A Salary Deferral is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the Salary Deferral relates.

Qualified Elective Deferral shall mean Salary Deferrals designated by the Committee as Qualified Elective Deferrals in order to meet the ACP testing requirements of Section 16.6. In addition, the following requirements must be satisfied:

(1) The aggregate of all Salary Deferrals for the Plan Year (including the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 16.3(a).

(2) The aggregate of all Salary Deferrals for the Plan Year (excluding the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 16.3(a).

(3) Qualified Elective Deferrals must satisfy all other provisions of this Plan applicable to Salary Deferrals and shall remain part of the Participant's Salary Deferral Account.

(4) Except as provided by this definition, Qualified Elective Deferrals shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

Qualified Matching Contribution shall mean an Employer Matching Contribution that the Committee designates as a Qualified Matching Contribution to meet the ADP testing requirements of Section 16.3. In addition, all of the following requirements must be satisfied:

(1) The Employer Matching Contributions for a Plan Year (including any Qualified Matching Contributions for such Plan Year) must satisfy the requirements of Code Section 401(a)(4).

(2) The Employer Matching Contributions for a Plan Year (excluding any Qualified Matching Contributions for such Plan Year that are used to satisfy the ADP testing requirements of Section 16.3)must satisfy the requirements of Code Section 401(a)(4).

(3) The Qualified Matching Contribution for a given Plan Year satisfies the requirements of an Employer Matching Contribution for such Plan Year as defined in this Section 16.1.

(4) The Qualified Matching Contribution, at the time it was contributed to the Plan, was 100% vested at all times and was subject to the distribution restrictions applicable to Salary Deferrals (except that the Qualified Matching Contribution cannot be distributed as a hardship distribution).

Qualified Matching Contributions shall, if deemed necessary, be held in a subaccount of the Participant's Employer Matching Contribution Account.

Qualified Nonelective Contribution shall mean an Employer Contribution designated by the Committee as a Qualified Nonelective Contribution in order to meet the ADP testing requirements of Section 16.3 or the ACP testing requirements of Section 16.6. In addition, the following requirements must be satisfied:

(1) The Qualified Nonelective Contribution, whether or not used to satisfy the requirements of Sections 16.3 or 16.6, must meet the requirements of Code Section 401(a)(4).

(2) Qualified Nonelective Contributions which are taken into account in order to meet the requirements of Section 16.3 or 16.6 (as applicable) shall not be counted in determining whether the testing requirements of any of such other Sections are met.

(3) The Qualified Nonelective Contributions shall be subject to all provisions of this Plan applicable to Salary Deferrals (except that Qualified Nonelective Contributions cannot be distributed in a hardship distribution).

(4) Except as provided in this paragraph, the Qualified Nonelective Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).

Basic Employer Contribution. For purposes of this Section 16, a Basic Employer Contribution is taken into account for purposes of satisfying the ADP testing requirements of Section 16.3 or the ACP testing requirements of Section 16.6 only if the requirements applicable to Qualified Nonelective Contributions (described in the preceding definition) are also satisfied with respect to the Basic Employer Contribution. Basic Employer Contributions used to satisfy the discrimination requirements of either Section 16.3 or 16.6 shall be allocated to the Participant's Qualified Nonelective Contribution Account.

16.2     $7,000 LIMIT ON SALARY DEFERRALS

(a) Notwithstanding any other provision of the Plan to the contrary, the aggregate of a Participant's Salary Deferrals during a calendar year may not exceed $7,000 (or such greater amount as established by the Secretary of the Treasury pursuant to Code 402(g)(5)). Any Salary Deferrals in excess of the foregoing limits ("Excess Deferral"), plus any income and minus any loss allocable thereto, may be distributed to the applicable Participant no later than April 15 following the calendar year in which the Salary Deferrals were made.

(b) Any Participant who has an Excess Deferral during a calendar year may receive a distribution of the Excess Deferral during such calendar year plus any income or minus any loss allocable thereto, provided (1) the Participant requests (or is deemed to request) the distribution of the Excess Deferral, (2)the distribution occurs after the date the Excess Deferral arose, and (3) the Committee designates the distribution as a distribution of an Excess Deferral.

(c) If a Participant makes a Salary Deferral under this Plan and in the same calendar year makes a contribution to a Code Section 401(k) plan containing a cash or deferred arrangement (other than this Plan), a Code Section 408(k) plan (simplified employee pension plan) or a Code
         Section 403(b) plan (tax sheltered annuity) and, after the return of any Excess Deferral pursuant to Section 16.2(a) and (b) the aggregate of all such Salary Deferrals and contributions exceed the limitations contained in Code Section 402(g), then such Participant may request that the Committee return all or a portion of the Participant's Salary Deferrals for the calendar year plus any income and minus any loss allocable thereto. The amount by which such Salary Deferrals and contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral.

(d) Any request for a return of Excess Deferrals arising out of contributions to a plan described in Section 16.2(c) above which is maintained by an entity other than the Employer must:

         (1)      be made in writing;

         (2) be submitted to the Committee not later than the March 1 following the Plan Year in which the Excess Deferral arose;

         (3)      specify the amount of the Excess Deferral; and,

         (4) contain a statement that if the Excess Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k),or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Excess Deferral occurred.

         In the event an Excess Deferral arises out of contributions to a plan (including this Plan) described in Section 16.2(c) above which is maintained by the Employer, the Participant making the Excess Deferral shall be deemed to have requested a return of the Excess Deferral.

(e) Salary Deferrals may only be returned to the extent necessary to eliminate a Participant's Excess Deferral. Excess Deferrals shall not be treated as annual additions under the Plan. In no event shall the returned Excess Deferrals for a particular calendar year exceed the Participant's aggregate Salary Deferrals for such calendar year.

(f) The income or loss allocable to a Salary Deferral that is returned to a Participant pursuant to Section 16.2(a) or (c) shall be determined by multiplying the income or loss allocable to the Participant's Accounts for the calendar year in which the Excess Deferral arose by a fraction. The numerator of the fraction is the Excess Deferral. The denominator of the fraction is the value of the Participant's Accounts on the last day of the calendar year in which the Excess Deferral arose reduced by any income allocated to the Participant's Accounts for such calendar year and increased by any loss allocated to the Participant's Accounts for such calendar year.

(g) The income or loss allocable to an Excess Deferral that is returned to a Participant pursuant to Section 16.2(b) shall be determined using any reasonable method adopted by the Plan to measure income earned or loss incurred during the Plan Year or any other method authorized by the Internal Revenue Service to compute the income earned or loss incurred for the period commencing on January 1 of the calendar year in which the Salary Deferral was made and ending on the date the Excess Deferral was distributed.

(h) Any Employer Matching Contribution allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 16.2 shall be forfeited notwithstanding the provisions of Section 5.1 (vesting). For this purpose, however, the Salary Deferrals that are returned to the Participant as an Excess Deferral shall be deemed to be first those Salary Deferrals for which no Employer Matching Contribution was made, and second those Salary Deferrals for which an Employer Matching Contribution was made. Accordingly, if the Salary Deferrals that are returned to the Participant as Excess Deferrals are not matched, no Employer Matching Contribution will be forfeited.

16.3     AVERAGE ACTUAL DEFERRAL PERCENTAGE

(a) The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (1) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

         (2) The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees multiplied by two.

(b) The permitted disparity between the Average Actual Deferral Percentage for Highly Compensated Employees and the Average Actual Deferral Percentage for Non-Highly Compensated Employees may be further reduced as required by Section 16.9.

(c) If at the end of the Plan Year, the Plan does not comply with the provisions of Section 16.3(a), the Employer may do any or all of the following, except as otherwise provided in the Code or Treasury
         Regulations:

         (1) Distribute Salary Deferrals to certain Highly Compensated Employees as provided in Section 16.5;

         (2) Make a Qualified Nonelective Contribution on behalf of any or all of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees' Salary Deferrals as provided in Section 16.1 (definition of
                  ADP); or

         (3) Aggregate Qualified Matching Contributions or Basic Employer Contributions with Salary Deferrals as provided in Section
                  16.1 (definition of ADP).

16.4     SPECIAL RULES FOR DETERMINING AVERAGE ACTUAL DEFERRAL PERCENTAGE

(a) The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Salary Deferrals allocated to his Account under two or more arrangements described in Section 401(k) of the Code that are maintained by an Employer or its Affiliates shall be determined as if such Salary Deferrals were made under a single arrangement.

(b) If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Salary Deferrals that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

(c) For purposes of determining the ADP of a Highly Compensated Employee who is either a 5% or more owner of an Employer or one of the ten highest paid Highly Compensated Employees during the Plan Year, the Salary Deferrals and Compensation of such Participant shall include the Salary Deferrals and Compensation of his Family Members. Any person who is a Family Member shall not be treated as a separate Employee in determining the Average Actual Deferral Percentage for either Non-highly Compensated Employees or for Highly Compensated Employees.

(d) The determination and treatment of the Salary Deferrals and Actual Deferral Percentage of any Participant shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.

16.5     DISTRIBUTION OF EXCESS ADP DEFERRALS

(a) Salary Deferrals exceeding the limitations of Section 16.3(a) ("Excess ADP Deferrals") and any income or loss allocable to such Excess ADP Deferral may be designated by the Committee as Excess ADP Deferrals and may be distributed to Highly Compensated Employees whose Accounts were credited with Excess ADP Deferrals in the preceding Plan Year. In determining the amount of Excess ADP Deferrals for each Highly Compensated Employee, the Committee shall reduce the ADP for each Highly Compensated Employee as follows:

         (1) The ADP for the Highly Compensated Employee(s) with the highest ADP will be reduced until equal to the second highest ADPs under the Plan; then

         (2) The ADP for the two (or more) Highly Compensated Employees with the highest ADPs under the Plan will be reduced until equal to the third highest ADP level under the Plan; then

         (3) The steps described in (1) and (2) shall be repeated with respect to the third and successive highest ADP levels under the Plan until the Plan complies with one or both of the ADP tests described in Section 16.3(a).

(b) To the extent administratively possible, the Committee shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to 2-1/2 months following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as annual additions under the Plan.

(c) The income or loss allocable to Excess ADP Deferrals shall be determined by multiplying the income or loss allocable to the Participant's Accounts for the Plan Year in which the Excess ADP Deferrals arose by a fraction. The numerator of the fraction is the Excess ADP Deferral. The denominator of the fraction is the value of the Participant's Accounts on the last day of the Plan Year in which the Excess ADP Deferrals arose reduced by any income allocated to the Participant's Accounts for such Plan Year and increased by any loss allocated to the Participant's Accounts for the Plan Year.

(d) If an Excess Deferral has been distributed to the Participant pursuant to Section 16.2(a) or (b) for any taxable year of a Participant, then any Excess ADP Deferral allocable to such Participant for the same Plan Year in which such taxable year ends shall be reduced by the amount of such Excess Deferral.

(e)      Distribution of Excess ADP Deferrals to Participants described in
         Section 16.4(c) shall be made in accordance with the provisions of Treasury Regulation 1.401(k)-l(f)(5)(ii) or any successor Treasury Regulation thereto.

(f) Any Employer Matching Contribution allocable to an Excess ADP Deferral that is returned to the Participant pursuant to this Section 16.5 shall be forfeited notwithstanding the provisions of Section 5.1(vesting). For this purpose, however, the Salary Deferrals that are returned to the Participant shall be deemed to be first those Salary Deferrals for which no Employer Matching Contribution was made, and second those Salary Deferrals for which an Employer Matching Contribution was made. Accordingly, unmatched Salary Deferrals shall be returned as an Excess ADP Deferral before matched Salary Deferrals.

16.6     AVERAGE ACTUAL CONTRIBUTION PERCENTAGE

(a) The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

         (1) The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

         (2) The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Contribution Percentage for Participants who are Non-highly Compensated Employees multiplied by two.

(b) If at the end of the Plan Year, the Plan does not comply with the provisions of Section 16.6(a), the Employer may do any or all of the following in order to comply with such provision as applicable (except as otherwise provided in the Code or in Treasury Regulations):

         (1) Aggregate Qualified Elective Deferrals or Basic Employer Contributions with the Employer Matching Contributions of Non-highly Compensated Employees as provided in Section 16.1 (definition of ACP).

         (2) Distribute Employer Matching Contributions to certain Highly Compensated Employees as provided in Section 16.8.

         (3) Make a Qualified Nonelective Contribution on behalf of any or all of the Non-highly Compensated Employees and aggregate such contributions with the Non-highly Compensated Employees' Employer Matching Contributions as provided in Section 16.1 (definition of ACP).

16.7     SPECIAL RULES FOR DETERMINING AVERAGE ACTUAL CONTRIBUTION PERCENTAGES

(a) The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Employer Matching Contributions allocated to his Account under two or more arrangements described in Sections 401(a) or 401(m) of the Code that are maintained by an Employer or its Affiliates shall be determined as if such contributions were made under a single arrangement.

(b) If two or more plans maintained by the Employer or its Affiliates are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Employer Matching Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

(c) For purposes of determining the Actual Contribution Percentage of a Highly Compensated Employee who is a 5% or more owner of an Employer or one of the ten highest paid Highly Compensated Employees during the Plan Year, the Employer Matching Contributions and Compensation of such Participant shalt include all Employer Matching Contributions and Compensation of Family Members. Family Members shall not be treated as separate Employees for purposes of determining the Average Actual Contribution Percentage for either Non-highly Compensated Employees or for Highly Compensated Employees.

(d) The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

16.8     DISTRIBUTION OF EMPLOYER MATCHING CONTRIBUTIONS

(a) Employer Matching Contributions exceeding the limitations of Section 16.6(a) ("Excess ACP Contributions") and any income or loss allocable to such Excess ACP Contribution may be designated by the Committee as Excess ACP Contributions and may be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Accounts were credited with Excess ACP Contributions in the preceding Plan Year. The amount of Excess

         ACP Contributions to be distributed to a Highly Compensated Employee shall be determined using the procedure described in Section 16.5(a).

(b) To the extent administratively possible, the Committee shall distribute all Excess ACP Contributions and any income or loss allocable thereto prior to 2-1/2 months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose.

(c) The income or loss allocable to Excess ACP Contributions shall be determined by multiplying the income or loss allocable to the Participant's Accounts for the Plan Year in which the Excess ACP Contribution arose by a fraction. The numerator of the fraction is the Excess ACP Contributions. The denominator of the fraction is the value of the Participant's Accounts on the last day of the Plan Year reduced by any income allocated to the Participant's Accounts by such Plan Year and increased by any loss allocated to the Participant's Accounts for the Plan Year.

(d)      Amounts distributed to Highly Compensated Employees under this Section
         16.8 shall be treated as annual additions with respect to the Employee who received such amount.

(e)      Distribution of Excess ACP Contributions to Participants described in
         Section 16.8(c) shall be made in accordance with the provisions of Treasury Regulation 1.401(m)-1(e)(2)(iii) or any successor Treasury Regulations thereto.

16.9     COMBINED ACP AND ADP TEST

(a)      The Plan must satisfy the Combined ACP and ADP Test described in this
         Section 16.9 only if (1) the Average Actual Deferral Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Deferral Percentage of the Non-highly Compensated Employees and (2) the Average Actual Contribution Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Contribution Percentage of the Non-highly Compensated Employees.

(b) The Combined ACP and ADP Test is satisfied if the sum of the Highly Compensated Employees' Average Actual Deferral Percentage and Average Actual Contribution Percentage is equal to or less than the Maximum Combined Percentage defined in paragraph (c) below.

(c) The Maximum Combined Percentage shall be determined by adjusting the Non-Highly Compensated Employees' Average Actual Deferral Percentage and Average Actual Contribution Percentage in the following manner:

         (1) The greater of the two percentages shall be multiplied by 1.25; and

         (2) The lesser of the two percentages shall be increased by two percentage points; however, in no event shall such adjusted percentage exceed twice the original percentage.

         The sum of (i) and (ii) shall be the Maximum Combined Percentage.

         Notwithstanding the foregoing, the Maximum Combined Percentage shall be determined in the following manner if such calculation results in a higher Maximum Combined Percentage than the formula specified above:

         (1) The lesser of the Average Actual Deferral Percentage and Average Actual Contribution Percentage of the Non-Highly Compensated Employees shall be multiplied by 1.25; and

         (2) The greater of such two percentages shall be increased by two percentage points; however, in no event shall such percentage exceed twice the original percentage.

(d) In the event the Plan does not satisfy the Combined ADP and ACP Test, the Highly Compensated Employees' Average Actual Contribution Percentage shall be decreased by distributing Employer Matching Contributions to certain Highly Compensated Employees by using the procedures described in Section 16.8 or by making a Qualified Nonelective Contribution as provided in Section 16.6(b)(3) until the sum of such percentage and the Highly Compensated Employees' Average Actual Deferral Percentage equals the Maximum Combined Percentage.

(e) If Employer Matching Contributions are distributed to certain Highly Compensated Employees in order to satisfy the Combined ADP and ACP Test, income or loss allocable to such Employer Matching Contributions shall also be distributed.

(f) To the extent administratively possible, the Committee shall distribute the Employer Matching Contributions (if applicable) and allocable income or loss prior to 2-1/2 months following the end of the Plan Year for which the Combined ADP and ACP Test is computed. In any event, however, such Employer Matching Contributions (if applicable) and allocable income or loss shall be distributed by the end of the Plan Year following the Plan Year for which the Combined ADP and ACP Test is computed. Employer Matching Contributions that are distributed pursuant to this Section 16.9 shall be treated as annual additions under the Plan.

(g) The income or loss allocable to returned Employer Matching Contributions shall be determined using the same procedures as Section 16.5(c).

16.10    ORDER OF APPLYING CERTAIN SECTIONS OF SECTION

In applying the provisions of this Section 16, the determination and distribution of Excess Deferrals shall be made first, the determination and elimination of Excess ACP Deferrals shall be made second, the determination and elimination of Excess ADP Contributions shall be made third and finally the determination and any necessary adjustment related to the Combined ADP and ACP Test shall be made. However, in any Plan Year, the Committee may alter the above order.


                    SECTION 17 - HIGHLY COMPENSATED EMPLOYEES

17.1    IN GENERAL

For the purposes of this Plan, the term "Highly Compensated Employee" is any active Employee described in Section 17.2 below and any Former Employee described in Section 17.3 below. Various definitions used in this Section are contained in Section 17.4. A Non-highly Compensated Employee is an Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

17.2     HIGHLY COMPENSATED EMPLOYEES

(a) Look-Back Year. An Employee is a Highly Compensated Employee if during a Look Back Year the Employee:

         (1)      is a 5 Percent Owner;

         (2)      receives Compensation in excess of $75,000;

         (3) receives Compensation in excess of $50,000 and is a member of the Top Paid Group; or

         (4)      is an Includable Officer.

         The dollar amounts described above shall be increased annually as provided in Code Section 414(q)(l).

(b) Determination Year. An Employee is a Highly Compensated Employee if during a Determination Year the Employee:

         (1)      is a 5 Percent Owner; or

         (2) is one of the 100 Employees who receives the most Compensation from the Employer during the Determination Year and during the Determination Year (A) receives Compensation in excess of $75,000; (B) receives Compensation in excess of $50,000 and is a member of the Top Paid Group; or (C) is an Includable Officer.

         The dollar amounts described above shall be increased annually as provided in Code Section 414(q)(1).

(c)      Election to Use Simplified Method.

         (1) If elected by the Committee (which election may change from year to year), an Employee's status as a Highly Compensated Employee shall be determined pursuant to the simplified method described in Code Section 401(q)(12).

         (2) If the Committee elects to use the simplified method for the Look Back Year, an Employee's status during the Look Back Year shall be determined by substituting "$50,000" for "$75,000" in subsection (a)(2) and by ignoring the provisions of subsection
                  (a)(3).

         (3) If the Committee elects to use the simplified method for the Determination Year, an Employee's status for the Determination Year shall be determined by substituting "$50,000" for "$75,000" in subsection (b)(2)(A) and by ignoring the provisions of subsection (b)(2)(B).

         (4) The Committee may make separate elections for both Look Back Year and for the Determination Year.

         (5) The simplified method may not be elected for a given year unless (i) at all times during such year the Employer maintained significant business activities and employed Employees in at least two significantly separate geographic areas and (ii) the Employer satisfies all other conditions prescribed by the Secretary of the Treasury or his delegate as a prerequisite for electing the simplified method.

17.3     FORMER HIGHLY COMPENSATED EMPLOYEE

A Former Employee is a Highly Compensated Employee if (applying the rules of
Section 17.2(a) or (b)) the Former Employee was a Highly Compensated Employee during a Separation Year or during any Determination Year ending on or after the Former Employee's 55th birthday. With respect to a Former Employee whose Separation Year was prior to January 1, 1987, such Former Employee will be treated as a Highly Compensated Employee only if the Former Employee was a 5% Owner or received Compensation in excess of $50,000 during (i) the Former Employee's Separation Year (or the year preceding such Separation Year); or (ii) any year ending on or after such Former Employee's 55th birthday (or the last year ending before such Former Employee's 55th birthday).

17.4     FAMILY AGGREGATION RULES

(a) For purposes of this Section 17, an Employee who is, for a given Determination Year or Look-Back Year, either (i) a 5 Percent Owner, or
         (ii) a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid during such year, shall be aggregated with such Employee's Family Members.

(b) For purposes of this Section 17.4, the term "Family Member" means, with respect to an Employee described in Section 17.4(a), a person who is, on any day during the given Determination Year or Look-Back Year:

         (1)      his spouse; or

         (2)      his lineal ascendant or descendant; or

         (3)      the spouse of his lineal ascendant or descendant.

(c) The determination of Employees and Family Members who must be aggregated for purposes of this Section 17 shall be made in accordance with Temporary Regulation Section 1.414(q)-lT, Q&A-11 and Q&A-12 or any successor regulation thereto.

(d) For purposes of applying the limits of Code Section 401(a)(17) (i.e., the $150,000 limit on compensation, as adjusted) with respect to Compensation under Sections 16 (401(k)/4Ol(m) tests) and 18 (Section 415 limits), the Compensation for any Employee described in Section 17.4(a) and for any Family Member who is such Employee's spouse or lineal descendant under age 19, shall be aggregated. In such event, the deemed Compensation for each such Employee shall be an amount equal to the Section 401(a)(17) limit for the Plan Year (as adjusted) multiplied by a fraction, the numerator of which is the Employee's actual Compensation for the Plan Year, and the denominator of which is the aggregate Compensation of the Employee and the aggregated Family Member for the Plan Year. The same procedure shall then be used to determine the deemed Compensation of the aggregated Family Member.


 17.5     DEFINITIONS

         The following special definitions shall apply to this Section 17:

         Compensation for purposes of this Section 17 shall mean any definition of Compensation that satisfies the requirements of Code Section 414(q). If no such definition is elected by the Committee, Compensation shall mean the gross annual earnings reported on the Participant's IRS Form W-2 (box 1 or its comparable location as provided on Form W-2 in future years) as required by Code Sections 6041(d) and 6051(a)(3). In addition, Compensation shall include compensation which is not includable in the Participant's IRS Form W-2 (Box 1) by reason of Code
         Section 402(a)(8) (employee Salary Deferrals under a Code Section 401(k) plan) or Code Section 125 (salary deferrals under a cafeteria plan). Compensation shall not include amounts paid or reimbursed by the Employer for moving expenses if, at the time of the payment of such moving expenses, it is reasonable to believe that the moving expenses will be deductible by the Participant under Code Section 217. Compensation shall be determined by ignoring any income exclusions under Code Section 3401(a) based on the nature or location of employment. In no event shall more than $150,000 (as adjusted annually pursuant to Code Section 401(a)(17)) in Compensation be taken into account for any Employee.

         Determination Year shall mean the Plan Year for which the ACP and the ADP are computed.

         Employer for purposes of this Section 17 shall mean the Employer and its Affiliates.

         5 Percent Owner shall mean any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of the Employer.

         Former Employee shall mean an Employee (i) who has incurred a Severance from Service Date or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on Authorized Leave of Absence).

         Includable Officer shall mean any officer of the Employer who, during the applicable year, receives Compensation in excess of 50% of the dollar limitations under Code Section 415(b)(1)(A)(as adjusted by the Secretary of the Treasury for cost of living increases). The Employer shall be deemed to have a minimum of 3 officers or, if greater, a number equal to 10 percent of all Employees. However, no more than 50 officers shall be considered Includable Officers under this Section 17. If the Employer does not have any Includable Officers because no officer receives Compensation in excess of the dollar limitations of Code Section 415(b)(1)(A), the Employer's highest paid officer shall be considered an Includable Officer.

         Look Back Year shall mean the Plan Year preceding the Determination Year, or if the Employer elects, the calendar year ending with or within the determination year.

         Separation Year shall mean any of the following years:

         (1) An Employee who incurs a Separation from Service Date shall have a Separation Year in the Determination Year in which such Separation from Service Date occurs;

         (2) An Employee who remains employed by the Employer but who temporarily ceases to perform services for the Employer (e.g., an Employee on Leave of Absence) shall have a Separation Year in the calendar year in which he last performs services for the Employer;

         (3) An Employee who remains employed by the Employer but whose Compensation for a calendar year is less than 50% of the Employee's average annual Compensation for the immediately preceding three calendar years (or the Employee's total years of employment, if less) shall have a Separation Year in such calendar year. However, such Separation Year shall be ignored if the Employee remains employed by the Employer and the Employee's Compensation returns to a level comparable to the Employee's Compensation immediately prior to such Separation Year.

         Top Paid Group shall mean the top 20% of all Employees ranked on the basis of Compensation received from the Employer during the applicable year. The number of Employees in the Top Paid Group shall be determined by ignoring Employees who are non-resident aliens, Employees who do not perform services for the Employer during the applicable year, Employees who do not satisfy the age and service exclusion provided in applicable Treasury Regulations and Employees who are covered by a collective bargaining agreement as provided in applicable Treasury Regulations.

17.6    OTHER METHODS PERMISSIBLE

To the extent permitted by the Code, judicial decisions, Treasury Regulations and IRS pronouncements, the Committee may (without further amendment to this Plan) take such other steps and actions or adopt such other methods or procedures (in addition to those methods and procedures described in this Section 17) to determine and identify Highly Compensated Employees (including adopting alternative definitions of Compensation which satisfy Code Section 414(q)(7) and are uniformly applied).

                          SECTION 18 - MAXIMUM BENEFITS

18.1     GENERAL RULE

(a) Notwithstanding any other provision of this Plan, for any Plan Year, the annual additions to a Participant's Account, when combined with the annual additions to the Participant's Account under all other qualified individual account plans maintained by the Employer or its Affiliates shall not exceed the lesser of (i) $30,000 or (ii) twenty-five percent (25%) of the Participant's Compensation for such Plan Year (the 'maximum permissible amount').

(b) The Employer hereby elects that the Limitation Year for purposes of Code Section 415 shall be the calendar year.

(c) For purposes of determining the limit on Annual Additions under paragraph (a) of this Section, the dollar limit described therein, to wit, $30,000, shall be increased for each Plan Year to the extent permitted by law.

(d) If the amount to be allocated to a Participant's Account exceeds the maximum permissible amount (and for this purpose Employer Contributions shall be deemed to be allocated after Salary Deferrals), the excess will be disposed of as follows. First, if the Participant's Annual Additions exceed the maximum permissible amount as a result of (i) a reasonable error in estimating the Participant's Compensation, (ii) a reasonable error in estimating the amount of Salary Deferrals that the Participant could make under Code Section 415 or (iii) other facts and circumstances that the Internal Revenue Service finds justifiable, the Committee may direct the Trustee to return to the Participant his Salary Deferrals for such Plan Year to the extent necessary to reduce the excess amount. Such returned Salary Deferrals shall be ignored in performing the discrimination tests of Section 16. Second, any excess annual additions still remaining after the return of Salary Deferrals shall be reallocated as determined by the Committee among the Participants whose accounts have not exceeded the limit in the same proportion that the Compensation of each such Participant bears to the Compensation of all such Participants. If such reallocation would result in an addition to another Participant's Account which exceeds the permitted limit, that excess shall likewise be reallocated among the Participants whose Accounts do not exceed the limit. However, if the allocation or reallocation of the excess amounts pursuant to these provisions causes the limitations of Section 415 of the Internal Revenue Code to be exceeded with respect to each Participant for the limitation year, then any such excess shall be held unallocated in a 415 Suspense Account. If the 415 Suspense Account is in existence at any time during a limitation year, other than the limitation year described in the preceding sentence, all amounts in the 415 Suspense Account shall be allocated and reallocated to Participants' Accounts (subject to the limitations of Code Section 415) before any Contributions which would constitute annual additions may be made to the Plan for that limitation year.

(e) If the Participant is covered under another qualified defined contribution plan maintained by an Employer during any limitation year, the annual additions which may be credited to a Participant's account under this Plan for any such limitation year shall not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's account under all such plans for the same limitation year. If a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount will be deemed to consist of the annual additions last allocated (and for this purpose, Employer Contributions shall be deemed to be allocated after Salary Deferrals). If an excess amount is allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of (i)the total excess amount as of such date, times (ii) the ratio of (A) the annual additions allocated to the Participant for the limitation year as of such date under this Plan to (B) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified defined contribution plans maintained by the Employer.


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

         Any excess amount attributed to this Plan will be disposed in the manner described in Section 18.1 above.

18.2        COMBINED PLAN LIMITATION

If the Employer or its Affiliates maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction shall not exceed 1.0. in any limitation year and the annual benefit otherwise payable to the Participant under such defined benefit plan shall be frozen or reduced to the extent necessary so that the sum of such fractions shall not exceed 1.0.

18.3        DEFINITIONS

For the purposes of this Section 18, the following definitions shall apply:



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




(a)      "Annual Addition" shall mean the sum of:

         (i)      Salary Deferrals;
         (ii)     Employer Contributions;
         (iii)    Forfeitures; and
         (iv)     Amounts described in Code Sections 415(l)(1) and 419A(d)(2).

         Annual Additions shall not include any amounts credited to the Participant's Account resulting from Rollover Contributions or transfer contributions.

(b) "Affiliates" shall have that meaning contained in Section 1 except that for purposes of determining who is an Affiliate the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1).

(c) "Compensation" shall have the same meaning as defined in Section 17 except that Compensation for purposes of Section 18 shall not include Salary Deferrals under this Plan and shall not include salary deferrals under a Code Section 125 Cafeteria Plan.

(d) "Defined benefit fraction" means a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer or its Affiliates, and the denominator of which is the lesser of (i) 125 percent of the dollar limitation in effect for the limitation year under Section 415(b)(1)(A) of the Code or (ii) 140 percent of the highest average compensation.

(e) "Defined contribution fraction" means a fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer or its Affiliates for the current and all prior limitation years, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer or its Affiliates (regardless of whether a defined contribution plan was maintained by the Employer or its Affiliates). The maximum aggregate amount in any limitation year is the lesser of (i) 125 percent of the dollar limitation in effect under
         Section 415(c)(1)(A) of the Code; or (ii) 35 percent of the Participant's compensation for such year.

(f) "Highest average compensation" means the average compensation for the three consecutive years of service with the employer that produces the highest average.

(g) "Projected annual benefit" means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming (i) the Participant will continue employment until normal retirement age under the plan (or current age, if later), and (ii) the Participant's compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.




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



                                   APPENDIX A

I.       Mountaintop Craft Employees

         A.       Contribution Rate

                  Each Mountaintop Craft Employees shall receive a contribution of 70(cent) per hour for each Hour of Service credited to such Craft employee.

         B.       Basic Employer Contribution

                  28(cent) of the Employer Contribution shall be known as the "Basic Employer Contribution." The Employer Contribution shall be invested in the Craft Employee's Basic Employer Contribution Account. Accordingly, the Basic Employer Contribution shall be invested in Company Stock and shall be 100% vested.

         C.       Employee Directed Company Contribution

                  42(cent) of the Employer Contribution shall be known as the "Employee Directed Company Contribution." The Employee Directed Company Contribution shall be invested in the Craft Employee's Employee Directed Company Contribution Account. Accordingly, the Employee Directed Company Contribution shall be invested in accordance with the Craft Employee's investment direction among the Investment Funds available under the Plan (see Section 4). Such contribution shall be subject to the vesting schedule applicable to Employer Matching Contributions (see Section 5.1).



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




                      AMENDMENT EFFECTIVE JANUARY 13, 1996

         Notwithstanding any provision of this Plan to the contrary, the Employer shall cease to contribute (a) any Employer Matching Contribution provided for under Plan Section 3.1 (a), (b) any Basic Employer Contribution provided for under Plan Section 3.l(b) and (c) any Employer Contribution to Hourly Employees provided for under Plan
         Section 3.9 and Appendix A to the Plan. The suspension of those contributions shall be effective for any pay period beginning on or after January 13, 1996 or if later, 15 days following the distribution of a notice to participants and other beneficiaries of the Plan informing them of this amendment, and prior to the date, if any, as of which the Board shall have approved resumption of Employer Matching Contributions, Basic Employer Contributions and Employer Contributions to Hourly Employees.



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